UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

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McCORMICK & COMPANY, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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McCORMICK & COMPANY, INCORPORATED 24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031

February 17, 2021

I am pleased to invite you to attend the Annual Meeting of Stockholders to be held on Wednesday, March 31, 2021 at 10:00 a.m. In light of the continuing public health concerns regarding the coronavirus pandemic, the Annual Meeting will again be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

Prior to the meeting, I encourage you to review the Company’s Annual Report to Stockholders for the 2020 fiscal year.

At McCormick, we remain forward-looking and steadfast in our focus on sustainable growth, performance and people as we continue to build long-term shareholder value.

•	Growth – McCormick is a global leader in flavor. We are differentiated with a broad and advantaged global flavor portfolio. The breadth and reach of our portfolio across segments, geographies, channels, customers and product offerings creates a balanced portfolio to drive consistency in our performance in a volatile environment. We are continuing to capitalize on the global and growing consumer interests in healthy and flavorful cooking, heritage brands and digital engagement. Acquisitions are a key part of our long-term growth strategy and we have reinforced McCormick’s position as a global leader in flavor with the recent acquisitions of the Cholula hot sauce brand and FONA International, LLC.

•	Performance – In 2020, we delivered strong results despite great disruption, proving the strength of our business model, the value of our products and our capabilities as a company, as well as the successful execution of our strategies. We drove solid sales, adjusted operating income and adjusted earnings per share growth. We also delivered substantial cost savings and generated record cash flow. At year-end, a 10% increase to the quarterly dividend was authorized, marking our 35th consecutive year of dividend increases. We are proud to be a dividend aristocrat having paid dividends every year since 1925.

•	People – Our high-performance culture is rooted in our shared values and engages all employees through our multiple management philosophy of encouraging participation and inclusion and continues to be a driving force in our differentiation. In 2020, our actions in the face of the pandemic crisis showcased our employees’ dedication and creativity and the resilience of our organization. The collective power and engagement of our people drives our momentum and our success.

McCormick’s Board of Directors and leadership team continue to direct our strategy and set our course for growth.

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, please vote your shares via the internet, by telephone, or by signing and returning the proxy card so that your shares are represented at the meeting.

Thank you for your continued confidence in our Company. I look forward to your participation at the meeting!

Best regards,

Lawrence E. Kurzius

Chairman, President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

March 31, 2021

10:00 a.m.

Virtual Annual Meeting: www.virtualshareholdermeeting.com/MKC2021

In light of the continuing public health concerns regarding the coronavirus pandemic, the Annual Meeting of Stockholders (the “Annual Meeting”) of McCormick & Company, Incorporated (“McCormick”) will again be held in a virtual meeting format only at 10:00 a.m. on March 31, 2021, for the purpose of considering and acting upon:

(1)	the election of directors from the nominees named in the proxy statement to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;
(2)	the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of McCormick to serve for the 2021 fiscal year;
(3)	the approval, on a non-binding advisory basis, of McCormick’s Named Executive Officer compensation for fiscal 2020 (a “say-on-pay” vote);
(4)	the approval of amendments to McCormick’s Charter to increase the number of authorized shares of each class of common stock from 320,000,000 shares to 640,000,000 shares and to establish the par value of each class of common stock at $0.01 per share; and
(5)	any other matters that may properly come before such meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on January 4, 2021, as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Only holders of Common Stock (NYSE Ticker Symbol: MKC-V) are entitled to vote. Holders of Common Stock Non-Voting (NYSE Ticker Symbol: MKC) may not vote but are welcome to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/MKC2021. You may view the Annual Meeting by registering as a guest with your name and email address, but if you want to ask questions and/or vote at the Annual Meeting then you will also need to enter the control number found on your proxy card, voting instruction form, or the enclosed notice.

If you are a holder of Common Stock, a proxy card is enclosed. Please vote your proxy promptly by internet, telephone or by mail as directed on the proxy card in order that your stock may be voted at the Annual Meeting.

You may revoke the proxy at any time before it is voted by submitting a later dated proxy card or by subsequently voting via internet or telephone or by attending the Annual Meeting virtually and voting using the instructions provided at www.virtualshareholdermeeting.com/MKC2021.

February 17, 2021

Jeffery D. Schwartz

Vice President, General Counsel & Secretary

By Internet	By Telephone	By Mailing Your Proxy Card

Prior to the Annual Meeting, vote your shares online at www.proxyvote.com. During the Annual Meeting, vote your shares online at www.virtualshareholdermeeting.com/ MKC2021.	Vote your shares by calling 1-800-690-6903.	Vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 31, 2021:

The proxy statement and McCormick’s Form 10-K for the 2020 fiscal year are available at www.proxyvote.com. These materials are also available on McCormick’s Investor Relations website at ir.mccormick.com under “Resources.”

PROXY SUMMARY

This summary highlights selected information contained in this proxy statement. It does not contain all the information you should consider and as such we urge you to carefully read the proxy statement in its entirety prior to voting. For additional information, please review the Company’s Annual Report to Stockholders for the 2020 fiscal year.

Select Business & Governance Highlights for 2020

Solid financial performance	In 2020, net sales grew 5% with minimal impact from currency rates, adjusted earnings per share rose 6% and we generated a record $1 billion of cash flow from operations, a 10% increase over 2019.
Increased stockholder return	The successful execution of our strategies has delivered differentiated results. Our focus on growth, performance and people is driving strong long-term results which generated double-digit stockholder return in the past 1-, 5-, 10- and 20-year periods.
35 years of uninterrupted dividend increases	We have paid dividends every year since 1925 and have increased our dividend in each of the past 35 years, placing McCormick among the S&P 500’s Dividend Aristocrats. In 2020, our dividend paid reached $1.24 per share. At the end of 2020 our Board of Directors authorized a 10% increase in the quarterly dividend continuing our long history of returning cash to stockholders.
Corporate Governance Highlights	In 2020, our (i) Nominating/Corporate Governance Committee amended its Charter to add to its duties and responsibilities the oversight of McCormick’s corporate responsibility programs relating to Environment, Social and Governance (ESG) matters; (ii) Compensation Committee amended its Charter to change its name to the Compensation and Human Capital Committee and add to its duties and responsibilities the oversight of McCormick’s strategies and policies related to key human resources policies and practices with respect to matters such as diversity and inclusion, workplace environment and culture, and talent development and retention; and (iii) Board of Directors amended our Corporate Governance Guidelines to explicitly state that it is the Board’s policy that among the factors to be considered when selecting nominees to the Board include their diversity of background.

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Executive Compensation and Performance Alignment Summary

Our pay-for performance philosophy requires that a substantial portion of each executive’s total compensation should be performance-based and dependent on the achievement of stretch financial performance goals over both the short-and long-term. We pay for performance and the retention of key talent with the requirement that our financial performance goals should be drivers of stockholder value over both the short-and long-term.

Our executive compensation programs are aligned with our strategy and performance, and include an annual performance-based incentive program and a Long-Term Incentive Plan (“LTIP”).

Our annual incentive cash payments are based on a formula that includes adjusted EPS growth, net sales and operating income growth, adjusted for working capital charges and currency impact.

As part of our LTIP, performance-based awards are made under the Long-Term Performance Plan (“LTPP”). Cumulative net sales growth is the metric that determines the earned share awards under the LTPP, which represents the cumulative growth rate for continuing operations over a three-year period, adjusted for items including foreign currency and the incremental sales impact from acquisitions. Cumulative net sales growth exceeded the three-year target of 12% for the most recently completed LTPP cycle, which places McCormick in the top quartile of the Peer Group. The metric that determines the cash payout in the LTPP is Total Shareholder Return (“TSR”) relative to our peer companies. Both our absolute and relative TSR were strong for the three-year period ending in fiscal 2020, with McCormick ranking first among our peer companies with a TSR of 96.5%, as compared with 58.2% for the peer company at the second ranking percentile and 16.5% for the peer company at the 50th percentile. Beginning with the LTPP cycle commencing for fiscal year 2019, payouts of awards under the LTPP will be paid entirely in shares to provide enhanced shareholder alignment (through the cycle ending November 30, 2020, awards were paid in a combination of shares and cash). To further align named executive officers and additional senior leaders with strategic priorities over the next five years, the McCormick Value Creation Acceleration Program (“VCAP”) was approved in 2020. This new element will only be earned if significant stock price goals are achieved providing direct alignment to value creation for our stockholders.

Our three-year performance for relative TSR and cumulative sales growth, which are metrics tied to our LTPP, and one year adjusted EPS growth, which is a metric tied to our annual performance-based incentive program, all exceeded set targets.

96.5% 3 YEAR TOTAL SHAREHOLDER RETURN	14.8% 3 YEAR CUMULATIVE SALES GROWTH	8.1% 1 YEAR ADJUSTED EPS GROWTH

For purposes of demonstrating the alignment of CEO pay with company performance, three elements of direct compensation are included in CEO Paid Compensation on the graph below – 1) Base salary, 2) Annual bonus earned, 3) Cash and stock (based on the market value on the vesting date) earned at the end of the three-year LTPP cycle, which began on December 1, 2017 and ended on November 30, 2020. Total compensation, including the value of pension changes, stock option grants, restricted stock unit grants and all other compensation for all Named Executive Officers, can be found in the Summary Compensation Table on page 37. The adjusted EPS growth referenced herein is a non-GAAP financial measure that is determined as a complement to our financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”). An explanation of the adjustments may be found in our Form 10-K for the 2020 fiscal year under “Non-GAAP Financial Measures” beginning on page 44 in the “Management’s Discussion and Analysis” section.

COMPANY PERFORMANCE AND CEO COMPENSATION

2018-2020

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DIRECTOR HIGHLIGHTS

6
NEW BOARD MEMBERS SINCE 2015

4
FEMALE DIRECTORS

AGE

2	5	4
50-59	60-64	65+

TENURE IN YEARS

3	4	4
0-5	6-10	11+

ANNE L. BRAMMAN
Age: 53
Director since 2020
Commitees: Audit

MICHAEL A. CONWAY
Age: 54
Director since 2015
Commitees: Audit

FREEMAN A. HRABOWSKI, III
Age: 70
Director since 1997
Commitees: Nominating/Corporate Governance (Chair)

LAWRENCE E. KURZIUS
Age: 62
Director since 2015
Commitees:
None

PATRICIA LITTLE
Age: 60
Director since 2010
Commitees: Nominating/Corporate Governance

MICHAEL D. MANGAN
★★★
Age: 64
Director since 2007
Commitees: Compensation, Nominating/Corporate Governance

MARITZA G. MONTIEL
Age: 69
Director since 2015
Commitees: Audit (Chair)

MARGARET M.V. PRESTON
Age: 63
Director since 2003
Commitees: Compensation

GARY M. RODKIN
Age: 68
Director since 2017
Commitees: Nominating/Corporate Governance

JACQUES TAPIERO
Age: 62
Director since 2012
Commitees: Compensation

W. ANTHONY VERNON
Age: 65
Director since 2017
Commitees: Compensation (Chair)

★★★ Lead Director ○ Chair ● Audit ● Compensation ● Nominating/Corporate Governance

DIRECTOR EXPERIENCE

Experience	Directors
Senior executive experience (e.g., CEO, COO, CFO) at a publicly traded multinational company	9
Enhances the diversity of the Board (e.g., gender, race, ethnicity, & culture)	7
Governmental experience; regulatory expertise	6
Consumer marketing experience, or a particular knowledge of the food industry	7
Strategic leadership at a large, complex, organization	11
Merger, acquisition and/or joint venture expertise	8
General management experience in international operations	10
High level of financial literacy	11
Experience in aligning compensation with organizational strategy and performance	9

DIRECTOR DIVERSITY

	Anne L. Bramman	Michael A. Conway	Freeman A. Hrabowski, III	Lawrence E. Kurzius	Patricia Little	Michael D. Mangan	Maritza G. Montiel	Margaret M.V. Preston	Gary M. Rodkin	Jacques Tapiero	W. Anthony Vernon
Demographics											
Race/Ethnicity and National Origin											
African American		●	●								
Asian / Pacific Islander											
White / Caucasian	●			●	●	●		●	●	●	●
Hispanic / Latino							●				
Native American											
Non-U.S. National Origin							●			●	
Gender											
Male		●	●	●		●			●	●	●
Female	●				●		●	●			
Board Tenure											
Years	1	6	24	6	11	14	6	18	4	9	4

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Purpose-Led Performance

McCormick has a proud legacy and commitment to doing what’s right for the communities where we live, work, and source and for the planet we all share. Through our initiatives, we’re committed to creating a healthier planet with healthier people. Our latest Purpose-Led Performance Report also demonstrates McCormick’s ongoing commitment to environment, social and governance (“ESG”) in our focus areas of People, Communities and Planet.

To read our latest Purpose-Led Performance Report, find it on our website at mccormickcorporation.com under “Responsibility,” then “Purpose-Led Performance.” The information on our website is not, and shall not be deemed to be a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission (the “SEC”).

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SELECTED DEFINITIONS

The following terms are used in the proxy statement and have the meanings noted:

Earnings Per Share (EPS) – calculated as net income divided by the total of the average number of shares of common stock and common stock equivalents (e.g., stock options) outstanding.

Exchange Act – the Securities Exchange Act of 1934, as amended.

Market Group – those consumer products companies listed under “How We Determined Executive Compensation for Fiscal 2020.” The Compensation and Human Capital Committee of the Board of Directors reviews the executive compensation programs of these companies to aid in making compensation decisions for each position occupied by McCormick’s executive officers, including its Named Executive Officers.

Named Executive Officers – individuals who served as the Chief Executive Officer (“CEO”) and the Chief Financial Officer (“CFO”) during the last fiscal year, the Company’s three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of the last completed fiscal year, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. In this proxy statement, our Named Executive Officers consist of Lawrence E. Kurzius, Michael R. Smith, Brendan M. Foley, Jeffery D. Schwartz, and Malcolm Swift.

Non-Qualified Stock Option – an award that allows the holder, after the award vests, to purchase shares of stock at a specified exercise price. Non-qualified stock options do not qualify for special tax treatment under Sections 422 or 423 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Peer Group – those manufacturers of food and other products also listed under “How We Determined Executive Compensation for Fiscal 2020.” The Compensation and Human Capital Committee establishes the financial performance targets used by McCormick for its performance-based incentive plans based on an analysis of the financial performance of the Peer Group companies because they are companies with whom we compete for equity investors.

Record Date – the date established by the Board of Directors for determining the stockholders eligible for notice of, and to vote at, the Annual Meeting of Stockholders. The Record Date for the 2021 Annual Meeting of Stockholders is January 4, 2021.

Restricted Stock Unit (RSU) – an award equal in value to, and payable in, a share of company stock. Company stock is not issued at the time of the grant, but generally is issued shortly after the recipient of the RSU satisfies the vesting requirements. Dividends and voting rights begin only upon issuance of the underlying stock.

Total Stockholder Return (TSR) – calculated as stock price appreciation over a given period of time plus dividends paid on the stock over the same time period.

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PROXY STATEMENT

General Information

This proxy statement is furnished on or about February 17, 2021 to the holders of Common Stock in connection with the solicitation by the Board of Directors of McCormick of proxies to be voted at the 2021 Annual Meeting of Stockholders or any adjournments thereof.

The shares represented by all proxies received will be voted in accordance with the instructions contained in the proxies. Any proxy given may be revoked at any time before it is voted by submitting a later dated proxy card, or by subsequently voting via internet or telephone or you may vote during the Annual Meeting by following the instructions available on the meeting website at www.virtualshareholdermeeting.com/MKC2021 (the “Annual Meeting Website”). Such right of revocation is not limited or subject to compliance with any formal procedure. Attending the Annual Meeting will not automatically revoke a stockholder’s prior internet or telephone vote or the stockholder’s proxy.

The cost of the solicitation of proxies will be borne by McCormick. In addition to the solicitation of proxies by use of the mails, officers and employees of McCormick may solicit proxies by telephone, electronic mail, personal interview, and/or through the internet. We also may request that brokers and other custodians, nominees, and fiduciaries forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and McCormick may reimburse them for their expenses in so doing.

Record Date. At the close of business on the Record Date, there were 17,999,331 shares of Common Stock outstanding, which constitute all of the outstanding voting shares of McCormick. Except for certain voting limitations imposed by the Charter on beneficial owners of 10% or more of the outstanding shares of Common Stock, each share of Common Stock is entitled to one vote. Only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. All share and per share data included in the proxy statement have been adjusted to reflect the impact of the Company’s two-for-one stock split effected on November 30, 2020.

References in this proxy statement to “Common Stock” do not refer to shares of Common Stock Non-Voting, which are not entitled to vote at the Annual Meeting or any adjournments thereof.

Virtual Stockholder Meeting

For the second consecutive year, our Annual Meeting will be conducted exclusively online, beginning with a pre-recorded presentation followed by a live webcast with Lawrence E. Kurzius - Chairman, President and Chief Executive Officer, Michael R. Smith - Executive Vice President and Chief Financial Officer, and Jeffery D. Schwartz - Vice President, General Counsel & Secretary. The virtual format allows stockholders the option to view the pre-recorded meeting, participate in the Annual Meeting, including the live, online Q&A session, from any location convenient to them, providing stockholders access to our management and enhancing participation. Conducting the meeting virtually will again ensure stockholder access in light of the expected ongoing uncertainty for large gatherings due to the COVID-19 pandemic.

The general public may view the Annual Meeting by registering at the Annual Meeting Website as a guest with their name and email address, while stockholders of Common Stock and Common Stock Non-Voting will need to enter their control number found on their proxy card, voting instruction form, or the enclosed notice if they also want to be able to ask questions and/or vote at the virtual Annual Meeting. All registered guests will be allowed to view the Annual Meeting, but only registered stockholders who enter their control number will also be allowed to ask questions in our virtual Q&A forum during and after the completion of the pre-recorded presentation and formal business of the Annual Meeting on Wednesday, March 31, 2021. We are committed to answering questions from as many stockholders as possible, as time permits.

How do I participate in the Company’s 2021 Annual Meeting of Stockholders?

For the second year, the 2021 Annual Meeting will be conducted exclusively virtually at the Annual Meeting Website, in a fashion similar to our 2020 Annual Meeting. To be admitted to the virtual Annual Meeting, all you need to do is register as a guest or stockholder at the Annual Meeting Website with your name and email address and, if a stockholder, your control number if you want to ask questions and/or vote at the virtual Annual Meeting. For the second year, all stockholders, regardless of size, resources, or physical location, will be able to participate at the virtual Annual Meeting and ask questions before and during the Meeting with as many questions as possible to be answered during the live webcast Q&A session, as time permits. Providing access virtually is especially important in light of the ongoing social distancing necessitated by COVID-19.

Who is entitled to vote?

As described in this proxy statement, you are entitled to notice of, and to vote at, the 2021 Annual Meeting and adjournments or postponements thereof if you were a stockholder as of the close of business on the Record Date. Only holders of Common Stock are entitled to vote. Holders of Common Stock Non-Voting may not vote but are welcome to virtually attend the Annual Meeting and ask questions.

For holders of Common Stock, whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy

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in advance of the meeting by one of the methods described in this proxy statement. The enclosed proxy card may be used to vote your stock in connection with the Annual Meeting. While recommended, it is not necessary to submit your proxy in advance, as you may vote during the Annual Meeting by following the instructions available on the Annual Meeting Website during the Meeting. To vote at the Annual Meeting Website, you must enter the control number found on your proxy card, voting instruction form, or the enclosed notice. If you need assistance finding your control number, please contact your broker, bank, financial institution or other nominee or intermediary who may serve as shareholder of record for the shares you hold.

How can I ask questions during the Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer all questions submitted before or during the Meeting which are pertinent to the Company and the Meeting matters, as time permits. Consistent with our prior virtual and in-person annual meetings, we kindly ask stockholders not to ask more than one question in order to allow us to answer questions from as many stockholders as possible.

Questions regarding personal matters, including general economic, political, or product questions, that are not directly related to the business of the Company are not pertinent to Meeting matters and therefore will not be answered. If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the Meeting through our Investor Relations website at ir.mccormick.com. Questions may be submitted prior to the Meeting at www.proxyvote.com or you may submit questions in real time during the Meeting using our Annual Meeting Website.

We want to be sure that all stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, so all of our board members and executive officers are expected to join the Meeting. If you want to participate in our 2021 Annual Meeting, but cannot submit your question using www.proxyvote.com or the Annual Meeting Website, please contact our Investor Services Department at (800) 424-5855 or (410) 771-7537 or investor_services@mccormick.com for accommodations.

What can I do if I need technical assistance during the Meeting?

If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting Website log-in page.

If I can’t participate in the live Meeting webcast, can I vote or listen to it later?

You may vote your shares electronically before the meeting by visiting www.proxyvote.com and following the instructions on your proxy card, voting instruction form or the enclosed notice. You do not need to access the virtual Annual Meeting to vote if you submitted your vote via proxy in advance of the Meeting. A replay of the 2021 Annual Meeting will be available at the Annual Meeting Website until our 2022 Annual Meeting.

PRINCIPAL STOCKHOLDERS

Set forth below is certain information on certain persons known to us to beneficially own more than five percent of the Common Stock of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS(1)

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Ownership(2)	Percent of Class
Common Stock	McCormick 401(k) Retirement Plan 24 Schilling Road, Suite 1 Hunt Valley, Maryland 21031	2,900,623(3)	16.1%

(1)	Mr. Kurzius’ beneficial ownership, which is also above five percent of the Common Stock of the Company, is provided in the tables found in “Proposal 1 - Election of Directors” and “Executive Officers.”
(2)	All shares beneficially owned as of the Record Date.
(3)	Amount of shares of Common Stock shown in the table were held in the trust for the McCormick 401(k) Retirement Plan as of the Record Date. Neither the trustees of the trust nor the plan itself are the beneficial owners of these shares of Common Stock for purposes of the voting limitations described in our Charter. Instead, each plan participant is considered to be the beneficial owner of the shares allocated to such participant’s account in the plan, and no individual participant holds more than five percent of the Common Stock of the Company in his or her plan account. Each plan participant has the right to vote all shares of Common Stock allocated to such participant’s plan account. The plan’s trustees possess voting discretion over the shares of Common Stock with respect to which plan participants do not direct the trustees how to vote, except that, in the event of a tender offer, no vote shall be made for any shares of Common Stock with respect to which plan participants do not direct the trustees how to tender.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

McCormick has adopted Corporate Governance Guidelines, which are available on its Investor Relations website at ir.mccormick.com under “Corporate Governance,” then “Corporate Governance Guidelines.” These Guidelines contain general principles regarding the function of McCormick’s Board of Directors and Board Committees. The Guidelines are reviewed on an annual basis by the Nominating/Corporate Governance Committee of the Board, which submits to the Board for approval any changes deemed desirable or necessary.

The Corporate Governance Guidelines make clear that directors and officers of the Company appointed by the Board (including all executive officers) may not pledge Company stock as collateral for a loan or otherwise use Company stock to secure a debt, and may not engage in any hedging transactions with respect to Company stock. Our remaining employees are not prohibited from pledging and hedging company stock.

Independence of Directors

McCormick’s Corporate Governance Guidelines require that a majority of the Board of Directors be comprised of independent directors. For a director to be considered independent under the Listing Standards of the New York Stock Exchange (the “NYSE”), the Board must affirmatively determine that the director has no direct or indirect material relationship with McCormick. The NYSE’s director independence guidelines are incorporated in McCormick’s Corporate Governance Guidelines, which are used by the Board in making independence determinations. The Board has determined that the following directors are independent: Anne L. Bramman, Michael A. Conway, Freeman A. Hrabowski, III, Patricia Little, Michael D. Mangan, Maritza G. Montiel, Margaret M.V. Preston, Gary M. Rodkin, Jacques Tapiero and W. Anthony Vernon.

In connection with these independence determinations, the Board considered the following:

•	Michael A. Conway is Executive Vice President and President, International Licensed Markets for Starbucks Corporation and a commercial relationship exists between McCormick and Starbucks Corporation. However, the Board has determined that the commercial relationship is not material for the following reasons: (1) the payments made between McCormick and Starbucks Corporation are substantially less than 2% of the consolidated gross revenues of Starbucks Corporation; (2) Mr. Conway does not participate in the negotiation of commercial transactions on behalf of Starbucks Corporation, nor has he been involved in the execution of any commercial transactions between McCormick and Starbucks Corporation since their inception; and (3) the products supplied by McCormick to Starbucks Corporation are readily available from other sources of supply. All commercial transactions were conducted at arm’s length and consisted of products Starbucks Corporation and McCormick purchased from each other.
•	Freeman A. Hrabowski, III is the President of the University of Maryland, Baltimore County (UMBC) and a relationship exists between McCormick and UMBC. However, the Board has determined that the relationship is not material for the following reasons: (1) the payments made between McCormick and UMBC are substantially less than 2% of the consolidated gross revenues of UMBC; (2) Dr. Hrabowski does not participate in the negotiation of such transactions on behalf of UMBC, nor has he been involved in the execution of any transactions between McCormick and UMBC since their inception; and (3) the funds provided by McCormick to UMBC are readily available from other sources. All commercial transactions were conducted at arm’s length and consisted of monies McCormick paid to UMBC to fund McCormick’s Unsung Hero Award Scholarship.
•	Maritza G. Montiel is a member of the Board of Directors of Aptar Group, Inc. and a commercial relationship exists between McCormick and Aptar Group. However, the Board has determined that the commercial relationship is not material for the following reasons: (1) the payments made between McCormick and Aptar Group are substantially less than 2% of the consolidated gross revenues of Aptar Group; (2) Ms. Montiel does not participate in the negotiation of commercial transactions on behalf of Aptar Group, nor has she been involved in the execution of any commercial transactions between McCormick and Aptar Group since their inception; and (3) the products supplied by Aptar Group to McCormick are readily available from other sources of supply. All commercial transactions were conducted at arm’s length and consisted of products McCormick purchased from Aptar Group.

For these reasons, the Board has concluded that Mr. Conway, Dr. Hrabowski, and Ms. Montiel have no direct or indirect material relationship with McCormick that would preclude a determination of independence.

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Procedure Regarding Transactions with a Related Person

McCormick maintains a written related person transactions procedure that is administered by members of McCormick’s management and the Audit Committee of the Board. The written procedure applies to any transaction with a “related person” (defined by Item 404(a) of Regulation S-K under the Exchange Act) in excess of $120,000 in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, other than:

(a)	a transaction involving compensation to an executive officer if (i) the compensation is reported pursuant to Item 402 of Regulation S-K; or (ii) (A) the executive officer is not an immediate family member of an executive officer or director of the Company and such compensation would have been required to be reported under Item 402 if the executive officer was a “named executive officer” under such regulation, and (B) the compensation was approved by the Board of Directors or the Compensation and Human Capital Committee of the Board of Directors;
(b)	a transaction involving compensation to a director or director nominee that is required to be reported pursuant to Item 402(k) of Regulation S-K;
(c)	a transaction where the related person’s interest arises only from (i) such person’s position as a director of another entity that is a party to the transaction; or (ii) the direct or indirect ownership by such person and their immediate family, in the aggregate, of less than a 10% equity interest in another entity that is a party to the transaction; or (iii) from both of (c)(i) and (c)(ii) above;
(d)	if the interest of the related person arises solely from the ownership of a class of the Company’s stock and all holders of that class of stock of the Company receive the same benefit on a pro rata basis; or
(e)	any other transaction that is not required to be disclosed pursuant to Item 404 of Regulation S-K.

The procedure provides that any actual or potential related person transaction is reviewed and analyzed by McCormick’s corporate controllership and legal staff (the “Management Reviewers”). If the transaction in question is determined to be a related person transaction but (i) it is not material to the Company, and (ii) the commercial terms are consistent with the commercial terms of comparable arm’s length transactions with unrelated third parties, the Management Reviewers shall refer the proposed transaction to the CEO and CFO for review and appropriate disposition, in their sole discretion. If the CEO or the CFO has a direct or indirect material interest in the transaction or the proposal, then the matter shall be submitted to the Audit Committee for review and disposition (regardless of materiality of the transaction or the reasonableness of the commercial terms).

If the transaction in question is determined to be a related person transaction and (i) it is material to the Company, and/or (ii) the commercial terms are more favorable to the related person than the commercial terms of comparable arm’s length transactions with unrelated third parties, the Management Reviewers shall review the transaction with the CEO and CFO, who shall determine whether to ratify or re-negotiate the actual transaction, or in the case of a proposed transaction whether to accept or reject the proposal. If the CEO and the CFO desire to ratify the transaction or accept the proposal on existing terms, the transaction or proposal shall be submitted to the Audit Committee for review and disposition.

As a general rule, any employee or director who has a direct or indirect material interest in an actual or proposed related person transaction will not participate in the review and disposition of the transaction.

McCormick does not believe that any director, executive officer or greater than 5% stockholder has any direct or indirect material interest in an actual or proposed related person transaction since the beginning of fiscal 2020.

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Business Ethics

McCormick’s business is conducted by its employees under the leadership of its CEO and under the oversight and direction of its Board of Directors for the purpose of enhancing the long-term value of McCormick for its stockholders. McCormick’s management and the Board of Directors believe that the creation of long-term value requires McCormick to conduct its business honestly and ethically as well as in accordance with applicable laws. McCormick has a Business Ethics Policy which was first adopted by the Board more than 30 years ago. The Policy is reviewed annually by management and the Audit Committee of the Board and is amended as circumstances warrant. The Policy is administered by McCormick’s General Counsel under the oversight of the CEO and the Audit Committee. McCormick’s Business Ethics Policy is available on its Investor Relations website at ir.mccormick.com under “Corporate Governance,” then “Business Ethics Policy.” The Audit Committee has established procedures for (i) employees to submit confidential and anonymous reports of suspected illegal or unethical behavior, concerns regarding questionable accounting or auditing matters, or violations of McCormick’s Business Ethics Policy, and (ii) interested persons to submit concerns regarding accounting, internal controls over financial reporting, or auditing matters. Anonymous reports by employees may be made to a confidential “hotline” service, which may be accessed by telephone or through a dedicated website. Further, concerns regarding such matters may be expressed in e-mails that may be sent to the Chair of the Audit Committee or to the attention of the General Counsel.

Available Information

McCormick makes available free of charge through its website ir.mccormick.com, its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the Securities and Exchange Commission (the “SEC”). McCormick’s website also includes McCormick’s Corporate Governance Guidelines, Business Ethics Policy and the charters of its Audit Committee, Compensation and Human Capital Committee and Nominating/Corporate Governance Committee.

DIRECTORS

Executive Sessions of the Board of Directors

Pursuant to the Company’s Corporate Governance Guidelines, the independent directors meet in regularly scheduled sessions (typically before or after each Board meeting) without the presence of management.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with one or more members of the Board by writing to the Board, or to a specific director, at:

Board of Directors (or specific director)
McCormick & Company, Incorporated
c/o Corporate Secretary
24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031

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Process for Nominating Potential Director Candidates

The Nominating/Corporate Governance Committee is responsible for selecting potential candidates for Board membership and for recommending qualified candidates to the full Board for nomination; and retains search firms to assist with the selection process.

The Committee also considers recommendations of potential candidates from stockholders. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources. Suggestions regarding potential director candidates, together with the supporting information concerning the potential candidate’s qualifications, should be submitted in writing to:

Nominating/Corporate Governance Committee
McCormick & Company, Incorporated
c/o Corporate Secretary
24 Schilling Road, Suite 1, Hunt Valley, Maryland 21031

Board Membership and Effectiveness

Selection Criteria and Qualifications for All Directors

The Nominating/Corporate Governance Committee is responsible for developing the selection criteria to be used in seeking nominees for election to the Board, within the general qualification criteria for director nominees established by the Board in McCormick’s Corporate Governance Guidelines. The Nominating/Corporate Governance Committee is also responsible for identifying, screening and selecting potential candidates for Board membership and for recommending qualified candidates to the full Board. The Board will consider qualified candidates recommended by the Nominating/Corporate Governance Committee for election to the Board and will determine which candidates to recommend to the Company’s stockholders for election. The Board is responsible for filling vacancies on the Board as they arise.

In evaluating potential candidates, the Board considers the qualifications listed in McCormick’s Corporate Governance Guidelines, including the requirement that nominees should possess the highest personal and professional ethics, integrity and values, and the commitment to represent the long-term interests of the stockholders. Nominees are selected on the basis of their business and professional experience and qualifications, public service, diversity of background and availability, and will be experienced at policy-making levels in business, government, finance or accounting, higher education or other fields relevant to the Company’s global activities.

Nominees are selected to represent all stockholders rather than special interest groups or any group of stockholders. In 2020, the Board formalized a policy with regard to diversity of Board nominees. As set forth in McCormick’s Corporate Governance Guidelines, it is a policy of the Board that diversity of background is a consideration in selecting Board nominees. Although the Board does not establish specific diversity goals or criteria, the selection criteria established by the Nominating/Corporate Governance Committee include a preference that candidates enhance the diversity of the Board (for example, with respect to self-identified characteristics such as gender, race, ethnicity, and culture). The Nominating/Corporate Governance Committee assesses the effectiveness of its diversity efforts through the annual nomination process, the annual self-evaluation process of the Board and its committees and the Committee’s periodic evaluation of the Board’s composition. Diversity is valued because the Board believes that a variety of perspectives and experiences contributes to a more enhanced decision-making process.

From time to time, most recently in 2018, the Nominating/Corporate Governance Committee, on behalf of the Board, may retain an independent consultant experienced in corporate governance matters to conduct an in-depth study of the effectiveness of the Board and its Committees and to assist with the annual performance evaluation process. Amongst other things, the consultant typically interviews each director to obtain his or her assessment of the effectiveness of the Board and its Committees, including opportunities for the Board to enhance its effectiveness. The Board and its Committees then discuss the evaluation and determine if any follow-up actions are necessary. The Board and its Committees may then develop and execute plans to take actions based on the results, as appropriate, to ensure the Board and its Committees continue to operate effectively.

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Particular Skills Represented on the Board as a Whole

The Nominating/Corporate Governance Committee and the full Board believe a complementary mix of diverse skills, attributes, and experiences will best serve the Company and its stockholders. The director skills summary that appears below, and the related narrative for each director nominee, notes the specific experience, qualifications, attributes, and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company’s business, structure, and strategic direction. The absence of a “•” for a particular skill does not mean the director is unable to contribute to the decision-making process in that area.

Summary of Skills of Director Nominees

	Anne L. Bramman	Michael A Conway	Freeman A Hrabowski, III	Lawrence E. Kurzius	Patricia Little	Michael D. Mangan	Maritza G. Montiel	Margaret M. V Preston	Gary M Rodkin	Jacques Tapiero	W. Anthony Vernon
Senior executive experience (e.g., CEO, COO, CFO) at a publicly traded multinational company	•	•		•	•	•		•	•	•	•
Consumer marketing experience, or a particular knowledge of the food industry		•	•	•	•	•			•		•
General management experience in international operations	•	•		•	•	•	•	•	•	•	•
Enhances the diversity of the Board (e.g., gender, race, ethnicity, & culture)	•	•	•		•		•	•		•
Strategic leadership at a large, complex, organization	•	•	•	•	•	•	•	•	•	•	•
High level of financial literacy	•	•	•	•	•	•	•	•	•	•	•
Governmental experience; regulatory expertise			•			•	•		•	•	•
Merger, acquisition and/or joint venture expertise	•			•	•	•	•	•	•		•
Experience in aligning compensation with organizational strategy and performance		•	•	•		•	•	•	•	•	•

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Director Skills Narrative

ANNE L. BRAMMAN
Age 53 Director since: 2020 INDEPENDENT Committees: • Audit

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Experience in International Operations

•  Merger, Acquisition and/or Joint Venture Expertise

•  Executive Experience at Publicly Traded Company

Other Public Company Directorships:

•  None

Other Public Company Directorships Held during the Past 5 Years:

•  None

Ms. Bramman’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) strategic leadership at a large, complex, organization, (iii) a high level of financial literacy, and (iv) experience in mergers and acquisitions. Ms. Bramman currently serves as Chief Financial Officer for Nordstrom, Inc., which is a publicly traded multinational company, where she focuses on driving productivity and supporting Nordstrom’s continued growth. Previously, she served as Senior Vice President and Chief Financial Officer for Avery Dennison Corporation, from 2015 until she joined Nordstrom in 2017, responsible for financial strategy and operations, including the audit, financial reporting, investor relations, planning and analysis, information technology, tax and treasury functions. Prior to joining Avery Dennison, she worked at Carnival Cruise Line, the largest division of Carnival Corporation, from 2010 to 2015, serving as Senior Vice President and Chief Financial Officer responsible for all financial and accounting functions, as well as shoreside human resources and information technology. Prior to joining Carnival, she spent six years at L Brands, Inc. serving in various senior finance roles, including as Vice President & Assistant Treasurer - Mergers, Acquisitions and Capital Markets before assuming the position of Senior Vice President and Chief Financial Officer of Henri Bendel, a subsidiary of L Brands, Inc., in 2008. The McCormick Board of Directors has determined that Ms. Bramman is an “audit committee financial expert” under the rules of the SEC.

MICHAEL A. CONWAY
Age 54 Director since: 2015 INDEPENDENT Committees: • Audit

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Consumer Marketing Experience

•  Management Experience in International Operations

•  Executive Experience at Publicly Traded Company

Other Public Company Directorships:

•  None

Other Public Company Directorships Held during the Past 5 Years:

•  None

Mr. Conway’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) general management experience in international operations, and (iv) as a senior executive responsible for a global consumer packaged foods business, a particular knowledge of the business, markets and customers in which McCormick operates. Mr. Conway currently serves as Executive Vice President and President, International Licensed Markets for Starbucks Corporation, which is a publicly traded multinational company. Previously, he served as Executive Vice President and President, Canada from 2018 to 2020, President, Licensed Stores, U.S. and Latin America for Starbucks from 2016 to 2018 and President, Global Channel Development for Starbucks from 2013 to 2016 responsible for all commercial and business strategy functions and expanding into emerging international markets. Prior to joining Starbucks, he worked at Johnson & Johnson from 2004 to 2013, serving as worldwide President of McNeil Nutritional, a division of Johnson & Johnson from 2010 to 2013; and worked at the Campbell Soup Company from 1994 to 2004, serving as Vice President for the Adult Simple Meals Division of the Campbell Soup Company from 2003 to 2004. At Starbucks, Mr. Conway is a Senior Officer and Executive Team Member with full profit and loss responsibility.

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FREEMAN A. HRABOWSKI, III
Age 70 Director since: 1997 INDEPENDENT Committees: • Nominating/ Corporate Governance (Chair)

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Consumer Marketing Experience

•  Governmental Experience and Regulatory Expertise

•  Experience Aligning Compensation with Performance

Other Public Company Directorships:

•  T. Rowe Price Group, Inc.

Other Public Company Directorships Held during the Past 5 Years:

•  T. Rowe Price Group, Inc.

Dr. Hrabowski’s qualifications include (i) strategic leadership at a large, complex, organization, (ii) governmental experience, and (iii) consumer marketing experience. Dr. Hrabowski has served as the President of the University of Maryland, Baltimore County (UMBC) since 1992, and his strategic leadership of that organization has been widely recognized. In 2008, he was named one of America’s Best Leaders by U.S. News & World Report, which in each of the last six years has ranked UMBC the number one “Up and Coming” university in the nation. In 2009, Time Magazine named him one of America’s 10 Best College Presidents, and, in 2012, named him as one of the “100 Most Influential People in the World.” His career has been devoted to education and to helping students become future leaders in science, technology, and engineering, with a special emphasis on minority and underrepresented groups. In this regard, under former President Obama, Dr. Hrabowski chaired the President’s Advisory Commission on Educational Excellence for African-Americans. Dr. Hrabowski’s governmental experience includes working closely with the National Institutes of Health, the National Academy of Sciences, the National Science Foundation, and the U.S. Department of Education, as well as various agencies of the State of Maryland. Dr. Hrabowski is also a nationally recognized expert on marketing and recruitment in higher education, and works extensively with colleges and universities around the nation on such matters. Dr. Hrabowski currently serves on the board of T. Rowe Price Group, Inc.

LAWRENCE E. KURZIUS
Age 62 Director since: 2015 Committees: • None

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Knowledge of the Food Industry

•  Merger, Acquisition and/or Joint Venture Expertise

•  Management Experience in International Operations

Other Public Company Directorships:

•  Elanco Animal Health Inc.

Other Public Company Directorships Held during the Past 5 Years:

•  Elanco Animal Health Inc.

Mr. Kurzius’ qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the food industry, (iv) general management experience in international operations, and (v) strategic leadership of a large, complex, organization. Mr. Kurzius serves as the Chairman (since 2017), President (since 2015) and Chief Executive Officer of McCormick (since 2016). He previously served in a variety of other roles with the Company, thereby gaining an understanding of the different aspects of the Company’s operations and the food industry. Prior to assuming his present role, Mr. Kurzius was (a) President and Chief Operating Officer (2015 to 2016) of McCormick, (b) President of the Company’s global consumer business (2013 to 2016), (c) Chief Administrative Officer of the Company (2013 to 2015), (d) President of the Company’s international business (2008 to 2013), (e) President of EMEA (2007 to 2008), (f) President of U.S. Consumer Foods (2005 to 2007), (g) Vice President and General Manager of Sales and Marketing for U.S. Consumer Foods (2005), and (h) President of Zatarain’s (2003 to 2005). Prior to joining the Company upon the acquisition of Zatarain’s by McCormick, Mr. Kurzius was the Chief Executive Officer of Zatarain’s where he worked for 12 years. Mr. Kurzius was also a marketing executive with the Quaker Oats Company and Mars Inc.’s Uncle Ben’s Company. In these various roles, Mr. Kurzius developed a broad knowledge of the Company’s markets – both domestic and foreign, and consumer and flavor solutions – and had senior level responsibility for strategic planning and leadership with respect to these businesses. In his present role, Mr. Kurzius is responsible for the strategic leadership of the Company. He has extensive knowledge of consumer goods marketing in general, with a specific knowledge of the business, markets, and customers within the food industry in particular, and has hands-on experience in directing the day-to-day operations of our large, multi-faceted, consumer and flavor solutions foods business. Mr. Kurzius currently serves on the board of Elanco Animal Health Inc.

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PATRICIA LITTLE
Age 60 Director since: 2010 INDEPENDENT Committees: • Nominating/ Corporate Governance

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Consumer Marketing Experience

•  Executive Experience at Publicly Traded Company

•  Management Experience in International Operations

Other Public Company Directorships:

•  Ulta Beauty, Inc.

Other Public Company Directorships Held during the Past 5 Years:

•  Ulta Beauty, Inc.

Ms. Little’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) general management experience in international operations, (iii) consumer marketing experience, (iv) a detailed knowledge of the food industry and (v) a high level of financial literacy. Ms. Little has over 25 years of experience across a broad range of roles in accounting, treasury, and finance functions at both the corporate and operating levels. Most recently, Ms. Little served as the Senior Vice President & Chief Financial Officer of The Hershey Company from 2015 until her retirement in May 2019, which required management of an internationally-based financial organization. Ms. Little’s responsibilities included the oversight of internal controls and financial systems on an international basis, the identification of enterprise risks, the oversight of the performance of the organization’s public accountants in the preparation, auditing and evaluation of financial statements, and capital planning for the Hershey Company. As Senior Vice President & Chief Financial Officer, she regularly interacted with the audit committee of the board of directors of that company. Prior to joining The Hershey Company, Ms. Little’s service at Kelly Services, Inc. as Executive Vice President & Chief Financial Officer from 2008 to 2015 entailed similar responsibilities as at The Hershey Company. Prior to that, her position at the Ford Motor Company as its general auditor and head of global accounting included responsibilities for managing global internal and external audit functions. As was true of her service with the Ford Motor Company and Kelly Services, her position at The Hershey Company required travel to, and a detailed understanding of, her company’s international operations and the local legal and accounting requirements bearing on her area of oversight. Ms. Little currently serves on the board of Ulta Beauty, Inc.

MICHAEL D. MANGAN
Age 64 Director since: 2007 INDEPENDENT LEAD DIRECTOR Committees: • Compensation and Human Capital • Nominating/ Corporate Governance

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Consumer Marketing Experience

•  Executive Experience at a Publicly Traded Company

•  Management Experience in International Operations

Other Public Company Directorships:

•  None

Other Public Company Directorships Held during the Past 5 Years:

•  Nutrisystem, Inc.

Mr. Mangan’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a high level of financial literacy, and (iv) general management experience in international operations. Mr. Mangan served as the President of the Worldwide Power Tools and Accessories (WPTA) group of The Black & Decker Corporation until its acquisition in 2010 by The Stanley Works. In that role he provided strategic leadership of the WPTA group, and had oversight over the consumer marketing activities of that group in the international consumer marketplace. Service as President of the WPTA group, and past service as the Chief Financial Officer of The Black & Decker Corporation, broadened Mr. Mangan’s international experience and provided an in-depth understanding of the company’s key international markets. Service as the Chief Financial Officer of the Black & Decker Corporation, and prior service as the Executive Vice President & Chief Financial Officer of The Ryland Group, Inc., included responsibilities for overseeing the performance of those companies’ public accountants in the preparation, auditing and evaluation of financial statements, business planning, corporate finance and investments, internal controls, and information systems.

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MARITZA G. MONTIEL
Age 69 Director since: 2015 INDEPENDENT Committees: • Audit (Chair)

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Experience in International Operations

•  Governmental Experience and Regulatory Expertise

•  Merger, Acquisition and/or Joint Venture Expertise

Other Public Company Directorships:

•  AptarGroup, Inc.

•  Royal Caribbean Cruises Ltd.

•  Comcast Corporation

Other Public Company Directorships Held during the Past 5 Years:

•  AptarGroup, Inc.

•  Royal Caribbean Cruises Ltd.

•  Comcast Corporation

Ms. Montiel’s qualifications include (i) strategic leadership at a large, complex, organization, (ii) governmental experience, (iii) a high level of financial literacy, and (iv) experience in developing effective governance and shared responsibility models. Ms. Montiel served for more than 40 years at Deloitte LLP before retiring in June 2014. Her most recent position was as Deputy Chief Executive Officer and Vice Chairman of the firm’s U.S. business. As Deputy CEO, Ms. Montiel led a variety of strategic initiatives including the transformation of the Federal Government Services Practice. She was also a member of the Deloitte Touche Tohmatsu Limited Global Board of Directors. Prior to her most recent role with Deloitte, Ms. Montiel served as Regional Managing Partner for the Southwest Region in which she led the organization through significant growth. Ms. Montiel was also the Managing Partner responsible for Leadership Development & Succession, as well as Deloitte University where she developed and implemented a strategic initiative aimed at transforming Deloitte’s professional development curriculum and training the next generation of leaders. The McCormick Board of Directors has determined that Ms. Montiel meets the standards of an “audit committee financial expert” under the rules of the SEC. Ms. Montiel currently serves on the boards of AptarGroup, Inc., Royal Caribbean Cruises Ltd. and Comcast Corporation.

MARGARET M.V. PRESTON
Age 63 Director since: 2003 INDEPENDENT Committees: • Compensation and Human Capital

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Experience in International Operations

•  Merger, Acquisition and/or Joint Venture Expertise

•  Experience Aligning Compensation with Performance

Other Public Company Directorships:

•  Otis Worldwide Corporation

Other Public Company Directorships Held during the Past 5 Years:

•  Otis Worldwide Corporation

Ms. Preston’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) strategic leadership at a large, complex, organization, (iii) a high level of financial literacy, and (iv) experience in mergers and acquisitions. Ms. Preston’s past service as the Global Chief Financial Officer of Deutsche Bank, Private Wealth Management and as a Managing Director and Regional Executive of US Trust, Bank of America Private Wealth Management, and as a Managing Director of TD Bank Private Wealth Management afforded her the opportunity to provide financial oversight and strategic leadership and direction to those organizations, until her retirement in 2019. As Treasurer of Alex. Brown Incorporated, Ms. Preston provided direction in the development of a collateral management system for margin loan management, and her role at US Trust included responsibility for the management of compliance and risk at the Private Wealth Management group for over $20 billion of assets under management at that organization. Ms. Preston has a well-developed experience in mergers and acquisitions, and the integration of acquired businesses, in consequence of her work, first at Alex. Brown as a Merger & Acquisition Manager, and subsequent work on the integration of the Bankers Trust Company and Alex. Brown businesses into Deutsche Bank, and the integration of Merrill Lynch operations into the Bank of America Private Wealth Management platform. Ms. Preston currently serves on the board of Otis Worldwide Corporation.

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GARY M. RODKIN
Age 68 Director since: 2017 INDEPENDENT Committees: • Nominating/ Corporate Governance

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Consumer Marketing Experience

•  Merger, Acquisition and/or Joint Venture Expertise

•  Executive Experience at Publicly Traded Company

Other Public Company Directorships:

•  Simon Property Group, Inc.

Other Public Company Directorships Held during the Past 5 Years:

•  Simon Property Group, Inc.

•  Avon Products, Inc.

Mr. Rodkin’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the food industry, (iv) strategic leadership of a large, complex, organization, and (v) experience in mergers and acquisitions. Mr. Rodkin is a seasoned and successful former Chief Executive Officer who has led major consumer products goods businesses and companies. Most recently, Mr. Rodkin served as the Chief Executive Officer of ConAgra Foods, Inc. from 2005 to 2015, where he transformed ConAgra from a holding company into one unified business with a balanced portfolio of consumer, commercial and private-brand businesses and strong operating capabilities. Prior to joining ConAgra, Mr. Rodkin served as Chairman and Chief Executive Officer of the Beverages and Food division at PepsiCo, Inc., where he was accountable for two lines of business, PepsiCo Beverages North America and Quaker Foods North America. Previously, Mr. Rodkin spent sixteen years with General Mills, Inc. in a variety of management roles. Mr. Rodkin currently serves on the board of Simon Property Group, Inc., an equity real estate investment trust, as well as on the non-profit boards of Feeding America, a hunger-relief charity, as Chairman, and as the Vice Chairman of the Board of Overseers for Rutgers University. Mr. Rodkin is a Fellow of Executive Education at Harvard Business School, and an Executive in Residence at Rutgers University.

JACQUES TAPIERO
Age 62 Director since: 2012 INDEPENDENT Committees: • Compensation and Human Capital

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Experience in International Operations

•  Executive Experience at Publicly Traded Company

•  Experience Aligning Compensation with Performance

Other Public Company Directorships:

•  None

Other Public Company Directorships Held during the Past 5 Years:

•  None

Mr. Tapiero’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) general management experience in international operations, and (iii) strategic leadership at a large, complex, organization. Mr. Tapiero served as Senior Vice President and President, Emerging Markets of Eli Lilly and Company, the Indianapolis, Indiana-based global pharmaceutical company, from 2009 until his retirement from that company on January 31, 2014, after 31 years of service. He was also a member of the Executive Committee of Eli Lilly. The Emerging Markets Business Unit focused on many of the organization’s fastest growing markets, such as China, Russia, Brazil, Mexico, South Korea and Turkey, and Mr. Tapiero was responsible for Lilly’s business in more than 70 countries. Prior to becoming President, Emerging Markets, Mr. Tapiero held the position of President of the Intercontinental Region for Lilly, with operations in Asia, Australia, Africa, the Middle East, Canada, Latin America and Russia (2004 to 2009). He also served as President and General Manager of Lilly France (2000 to 2004); President and General Manager of Eli Lilly do Brasil Ltd (1995 to 1999); and Managing Director of Lilly Sweden (1993 to 1995). Mr. Tapiero joined Lilly in 1983 as a financial analyst, and held several financial management, sales and marketing management positions in the United States, Switzerland and France. Mr. Tapiero is a senior advisor to McKinsey and Company Pharmaceuticals and Medical Products practice, and a director of Esteve – Spain (a private chemical and pharmaceuticals group).

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W. ANTHONY VERNON
Age 65 Director since: 2017 INDEPENDENT Committees: • Compensation and Human Capital (Chair)

Skills and Qualifications Highlights:

•  Strategic Leadership and Financial Literacy

•  Knowledge of the Food Industry

•  Executive Experience at Publicly Traded Company

•  Merger, Acquisition and/or Joint Venture Expertise

Other Public Company Directorships:

•  Intersect ENT, Inc.

•  Novocure Limited

Other Public Company Directorships Held during the Past 5 Years:

•  Intersect ENT, Inc.

•  Novocure Limited

•  Axovant Sciences, Inc.

•  WhiteWave Foods Company

•  Medivation, Inc.

Mr. Vernon’s qualifications include (i) senior executive experience at a publicly traded multinational company, (ii) consumer marketing experience, (iii) a detailed knowledge of the food industry, (iv) strategic leadership of a large, complex, organization, and (v) experience in mergers and acquisitions. Mr. Vernon is a seasoned and successful former Chief Executive Officer who has led major consumer products goods businesses and companies. Most recently, Mr. Vernon served as the Chief Executive Officer of the Kraft Foods Group from 2012 to 2014 and remained with the company as a Senior Advisor and Executive Director until April 2015. He was the first CEO of the newly formed company when Kraft Foods split its snack and grocery divisions into two independent public companies. Mr. Vernon also served as Executive Vice President of Kraft Foods and President of North America from 2009 to 2012. Prior to joining Kraft, Mr. Vernon served as Healthcare Industry Partner of Ripplewood Holdings LL, a private equity firm. He also held several leadership roles at Johnson & Johnson where he spent 23 years of his career managing some of the company’s largest consumer brands including Tylenol, Motrin, Pepcid AC, Imodium and Splenda. Mr. Vernon also served as President of Centocor, a Johnson & Johnson biotechnology company. Mr. Vernon currently serves on the boards Intersect ENT, Inc. and Novocure Limited.

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Board Leadership

The Company’s Board of Directors is led by our Chairman, Lawrence E. Kurzius, who is also our President and CEO. McCormick has historically combined the roles of chairman and chief executive officer, though we have separated the roles based on the needs of the Company and its stockholders at certain times. The Board of Directors believes that the Company currently is and has been well served by a combined structure, as it provides a bridge between management and the Board, thus helping to ensure that both act with commonality of purpose with efficient communication between them. The Board believes that the CEO is in the best position to bring key business issues and stockholder interests to the Board’s attention, given his in-depth understanding of the Company and its operations. This structure also helps ensure accountability for the actions and strategic direction of the Company, and ensures that the Company presents its message and strategy to stockholders, employees and customers with a unified voice.

The Board also has the position of Lead Director who provides additional independent oversight of senior management and board matters in our current structure where the Chairman is not an independent director. The selection of a lead director is meant to facilitate, and not to inhibit, communication among the directors or between any of them and the Chairman and CEO. Accordingly, directors are encouraged to continue to communicate among themselves and directly with the Chairman and CEO. The independent directors, meeting in executive session in November 2009, selected Michael D. Mangan to serve as the Lead Director, and he continues to act in that role. The duties of the Lead Director are to (i) preside at executive sessions of the Board, and brief the Chairman and CEO, as needed, following such sessions; (ii) preside at meetings of the Board where the Chairman is not present; (iii) call meetings of the independent directors; (iv) provide input on Board agendas and meeting schedules; (v) provide feedback to the Chairman and CEO on the quality of information received from management; and (vi) participate with the Chairman and CEO, and the Nominating/Corporate Governance Committee in interviewing Board candidates. The Lead Director position generally has an initial two-year term, which may be extended as determined by the Board from time to time. In April 2020, the Board determined to extend Mr. Mangan’s role as the Lead Director for another two-year term.

The Board believes that the combined Chairman and CEO structure, coupled with an independent Lead Director, the use of regular executive sessions of the non-management Directors, and the substantial majority of independent directors comprising the Board, allows the Board to maintain effective oversight of the Company.

Board Committees

The Board of Directors has appointed the following Board Committees:

Audit Committee

The Charter of the Audit Committee provides that the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to:

•	the integrity of McCormick’s financial statements, the financial reporting process, and the systems of internal accounting and financial controls;
•	the performance of McCormick’s internal audit function;
•	the appointment, engagement and performance of McCormick’s independent registered public accounting firm and the evaluation of the independent registered public accounting firm’s qualifications and independence;
•	compliance with McCormick’s business ethics and confidential information policies and legal and regulatory requirements, including McCormick’s disclosure controls and procedures; and
•	the evaluation of enterprise risk management process.

In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Committee, the independent registered public accounting firm, the internal auditors, and management of McCormick and to resolve any disagreements between management and the independent registered public accounting firm regarding financial reporting. The Committee also performs other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Charter of the Audit Committee is available on McCormick’s Investor Relations website at ir.mccormick.com under “Corporate Governance,” then “Audit Committee Charter.”

The Nominating/Corporate Governance Committee and the Board of Directors have determined that all members of the Audit Committee satisfy the independence requirements of the NYSE’s Listing Standards, the rules of the SEC, and McCormick’s Corporate Governance Guidelines. One member of the Audit Committee, Maritza Montiel, serves on the audit committees of more than three public companies; however, the Board of Directors has determined that Ms. Montiel’s simultaneous service does not impair her ability to effectively serve on McCormick’s Audit Committee. The Board of Directors has also determined that at least two of the three members of the Audit Committee qualify as an “audit committee financial expert” under SEC rules.

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Compensation and Human Capital Committee

The Compensation and Human Capital Committee has the following principal duties and responsibilities:

•	reviewing McCormick’s executive compensation programs to ensure that they (i) effectively motivate the CEO and other executive officers to achieve our financial goals and strategic objectives; (ii) properly align the interests of these employees with the long-term interests of our stockholders; and (iii) are sufficiently competitive to attract and retain the executive resources necessary for the successful management of our businesses;
•	overseeing McCormick’s strategies and policies related to key human resources policies and practices including with respect to matters such as diversity and inclusion, workplace environment and culture, and talent development and retention;
•	reviewing trends in executive compensation, oversee the development of new compensation plans (including performance-based, equity-based, and other incentive programs, as well as salary, bonus and deferred compensation arrangements) and, when appropriate, make recommendations to the Board regarding revisions to existing plans and/or approve revisions to such plans;
•	annually reviewing and approving corporate goals and objectives relevant to McCormick’s CEO and other executive officers, evaluate the performance of such individuals against those goals and objectives, and approve the compensation for such individuals;
•	annually evaluating the relationship between the Company’s overall compensation policies and practices and risk;
•	annually evaluating the compensation of the members of the Board; and
•	reviewing McCormick’s management succession plan for the CEO and other executive officers.

These duties and responsibilities are set forth in a written Charter approved by the Board which is available on McCormick’s Investor Relations website at ir.mccormick.com under “Corporate Governance,” then “Compensation and Human Capital Committee Charter.”

Pursuant to its Charter, the Committee has the authority to delegate certain of its responsibilities to a subcommittee; however, to date no such delegation has been made. The Committee has the authority to administer McCormick’s equity plans for the CEO and other executive officers. The Committee is responsible for all determinations with respect to participation, the form, amount and timing of any awards to be granted to any such participants, and the payment of any such awards.

All members of the Committee qualify as independent directors under McCormick’s Corporate Governance Guidelines and the NYSE’s Listing Standards, and as “non-employee directors” and “outside directors” for the purposes set forth in the Committee’s Charter.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee assists the Board by:

•	developing and implementing corporate governance guidelines;
•	establishing criteria for the selection of nominees for election to the Board, and identifying and recommending qualified individuals to serve as members of the Board;
•	evaluating and making recommendations regarding the size and composition of the Board and its Committees (including making determinations concerning the composition of the Board and its Committees under the applicable requirements of the SEC and the NYSE);
•	monitoring a process to assess the effectiveness of the Board and its Committees; and
•	overseeing McCormick’s corporate responsibility programs relating to Environment, Social, and Governance (ESG) matters, except to the extent reserved for the full Board or another committee of the Board.

The Committee is also responsible for performing other duties and responsibilities set forth in a written Charter approved by the Board of Directors. The Charter of the Committee and McCormick’s Corporate Governance Guidelines are available on McCormick’s Investor Relations website at ir.mccormick.com under “Corporate Governance,” then “Nominating/Corporate Governance Committee Charter.”

All members of the Committee qualify as independent directors under McCormick’s Corporate Governance Guidelines and the NYSE Listing Standards.

Committee Membership and Meetings

The table below shows the current members of each of the Committees and the number of meetings held by each Committee in fiscal 2020.

Name	Audit	Compensation and Human Capital	Nominating/ Corporate Governance
Anne L. Bramman	•
Michael A. Conway	•
Freeman A. Hrabowski, III			Chair
Patricia Little			•
Michael D. Mangan(1)		•	•
Maritza G. Montiel	Chair
Margaret M.V. Preston		•
Gary M. Rodkin			•
Jacques Tapiero		•
W. Anthony Vernon		Chair
Number of Committee Meetings Held in Fiscal 2020	8	10	4
(1)	Lead Director.

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Director Attendance at Meetings

During fiscal 2020, there were six regular and two special meetings of the Board. Each incumbent director attended at least 75% of the total number of meetings of the Board and each of the Board Committees on which he or she served during fiscal 2020.

Each year, the Board of Directors meets on the same day as the Annual Meeting of Stockholders. Although there is no policy requiring Board members to attend the Annual Meeting of Stockholders, all Board members are encouraged to attend and typically do so. All Board members attended last year’s Annual Meeting of Stockholders.

Risk Oversight

A summary of the allocation of general risk oversight functions among management, the Board and its Committees is as follows:

BOARD OF DIRECTORS

Continuous oversight of overall risks, with emphasis on strategic risks, as well as reputation and operational risks, along with oversight of the Company’s risk management and risk mitigation processes at both the full Board and Board Committee levels

AUDIT COMMITTEE	COMPENSATION AND HUMAN CAPITAL COMMITTEE	NOMINATING/CORPORATE GOVERNANCE COMMITTEE

Oversees the risk management process, with an emphasis on risk management processes related to financial reporting, internal controls and financial risks	Compensation policies, practices and incentive-related risks, organizational talent and culture, and management succession risks; and risks related to key human resources policies and practices	Governance structure, Board composition and succession risks; and risks relating to Environment, Social, and Governance (ESG) matters

MANAGEMENT

Responsible for the day-to-day management of the risks facing the Company

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Board of Directors

The full Board assesses the Company’s strategic direction and operational risks throughout the year. In addition, management annually provides the Board with a review of the enterprise risk assessment which highlights the enterprise risks and major trends that may impact business functions and the Company’s overall risk profile, with recommendations for responsive action on enterprise risks. These plans and related risks are monitored throughout the year as part of the regular financial and performance reports given to the Board and Board Committees by management. McCormick’s Chief Risk Officer works with Company personnel representing multiple functional and regional areas within our Company to provide broad oversight of the process and our enterprise risks. In addition to helping assess enterprise risk issues and major trends that may impact business functions, operating units, and the Company’s overall risk profile, the enterprise risk management process also entails (i) reviewing the Company’s enterprise risk management framework, including risk identification and assessment, and recommends responsive actions on enterprise risk issues, as needed; and (ii) discussing the quality of business processes and practices at the Company, and reviewing how the Company will achieve its objectives within the enterprise risk framework.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Audit Committee

The Board has designated the Audit Committee to take the lead in overseeing the risk management process. The Audit Committee makes regular reports to the Board regarding briefings by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management process.

Compensation and Human Capital Committee

The Compensation and Human Capital Committee considers the relationship between the Company’s compensation policies and practices for all employees and risk, including whether such policies and practices encourage imprudent risk taking, and/or would be reasonably likely to have a material adverse effect on the Company. In performing its responsibilities, the Committee receives regular reports on compensation matters and from the Committee’s independent compensation consultant. In 2020, the Compensation and Human Capital Committee evaluated the current risk profile of our executive and broad-based compensation programs, as discussed below in “Performance-Based Compensation and Risk.” Additionally, the Compensation and Human Capital Committee reviewed the Company’s incentive plans (executive and broad-based) to determine if any practices might encourage excessive risk taking on the part of senior executives. The Committee noted features of the Company’s incentive plans (executive and broad-based) that mitigate risk, including the use of multiple measures in our annual and long-term incentive plans, Compensation and Human Capital Committee discretion in payment of incentives in the executive plans, use of various types of long-term incentives, payment caps, significant stock ownership guidelines, and our clawback policy. In light of these analyses, the Compensation and Human Capital Committee believes that the Company’s compensation programs (executive and broad-based) provide multiple effective safeguards to protect against undue risk. In 2020, the Committee added the responsibility of oversight of human capital management practices, including review of related human capital disclosure in the Company’s Form 10-K for the 2020 fiscal year.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee oversees risks related to corporate governance and Board composition. The Committee establishes criteria (for approval of the Board) for the selection of nominees for election to the Board, and reviews, evaluates and makes recommendations to the Board about its Committee structure and operations to ensure a commitment to effective governance.

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Stock Ownership and Service on Other Boards

Each non-management director is expected to acquire, within five years after his or her election to the Board, a number of shares having a value at least equal to five times the annual retainer paid to such member for service on the Board. The annual retainer was $90,000 during 2020. The annual retainer is paid in quarterly installments with the first quarterly installment upon election to the Board being paid in Common Stock to assist in meeting the Company’s stock ownership expectations (subsequent quarterly payments are paid in cash). Such ownership must thereafter be maintained while serving on the Board.

No director of the Company may serve on the boards of more than four other publicly traded companies while also serving on McCormick’s Board; however, if such director also serves as the Company’s CEO then he/she is further limited to serving on only one other board of a publicly traded company while also serving on McCormick’s Board.

All nominees are currently in compliance with these Board membership requirements. With respect to the stock ownership requirement, Messrs. Rodkin and Vernon, who joined the Board in 2017, have until 2022 to meet the requirement, and Ms. Bramman, who joined the Board in 2020, has until 2025.

Compensation and Human Capital Committee Interlocks and Insider Participation

No member of the Compensation and Human Capital Committee is, or during fiscal 2020 was, an officer or an employee of McCormick or any of its subsidiaries, and no Committee member has any interlocking relationship with McCormick which is required to be reported under applicable rules and regulations of the SEC. For a discussion of insider participation in certain transactions, see “Procedure Regarding Transactions with a Related Person” above.

Compensation of Directors*

The following table sets forth the compensation earned by the non-management directors for services rendered during the fiscal year ended November 30, 2020:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Total ($)
Anne L. Bramman	67,500	122,621	60,011	250,132
Michael A. Conway	90,000	100,030	60,011	250,041
Freeman A. Hrabowski, III	105,000	100,030	60,011	265,041
Patricia Little	91,667	100,030	60,011	251,708
Michael D. Mangan	115,000	100,030	60,011	275,041
Maritza G. Montiel	108,333	100,030	60,011	268,374
Margaret M.V. Preston	90,000	100,030	60,011	250,041
Gary M. Rodkin	90,000	100,030	60,011	250,041
Jacques Tapiero	90,000	100,030	60,011	250,041
W. Anthony Vernon	105,000	100,030	60,011	265,041

*	Lawrence E. Kurzius, Chairman, President & CEO, is a member of the Board of Directors and was also an executive officer of the Company during fiscal 2020. Mr. Kurzius’ compensation for fiscal 2020 is set forth below under “Compensation of Executive Officers.”
(1)	Amounts shown include fees deferred at the election of the director, pursuant to the Company’s Non-Qualified Retirement Savings Plan, as follows: Dr. Hrabowski – $105,000; Ms. Little – $24,167; Ms. Preston – $90,000 and Mr. Tapiero – $90,000.
(2)	Amounts shown represent the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for each director. Awards include grants of RSUs (Stock Awards) and options (Option Awards) under the 2013 Omnibus Incentive Plan. For a discussion of the assumptions used in determining these values, see Note 12 to our 2020 financial statements in our Annual Report on Form 10-K for the fiscal year ended November 30, 2020.
(3)	Amounts shown include RSUs granted in 2020 and deferred at the election of the following directors: Dr. Hrabowski, Ms. Little, and Ms. Montiel. The amount shown for Ms. Bramman includes the value of the Common Stock shares which was paid to her as her first quarterly Board retainer payment (see “Narrative to the Director Compensation Tables” below).

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Options and RSUs

The following chart sets forth the number of exercisable and unexercisable options (exercisable for Common Stock and Common Stock Non-Voting, as indicated) and unvested RSUs held by each non-management director that served during fiscal 2020, as of November 30, 2020:

	Exercisable Options		Unexercisable Options		Unvested RSUs
Name	Common Stock	Common Stock Non-Voting	Common Stock	Common Stock Non-Voting	Common Stock	Common Stock Non-Voting
Anne L. Bramman	0	0	4,524	0	1,468	0
Michael A. Conway	10,276	0	4,524	0	1,468	0
Freeman A. Hrabowski, III	77,092	0	4,524	0	1,468	0
Patricia Little	47,092	0	4,524	0	1,468	0
Michael D. Mangan	67,092	0	4,524	0	1,468	0
Maritza G. Montiel	30,092	0	4,524	0	1,468	0
Margaret M.V. Preston	50,912	0	4,524	0	1,468	0
Gary M. Rodkin	17,092	0	4,524	0	1,468	0
Jacques Tapiero	47,092	0	4,524	0	1,468	0
W. Anthony Vernon	16,796	0	4,524	0	1,468	0

Narrative to the Director Compensation Tables

Directors who are employees of McCormick do not receive any fees for their service as a director. Mr. Kurzius was an employee of the Company during the whole of fiscal 2020.

The cash components of non-management director compensation are: (i) an annual retainer of $90,000, paid in equal quarterly installments (the first quarterly installment upon election to the Board is paid in Common Stock; subsequent quarterly payments are paid in cash), and (ii) for a director who serves as the Lead Director and/or as a Board Committee chair, an additional annual retainer of $25,000 and $15,000 in cash, respectively, provided that for the Audit Committee Chair the additional annual retainer is $20,000 (all paid in equal quarterly installments). Effective January 1, 2021, the additional annual retainer for the Compensation and Human Capital Committee Chair increased from $15,000 to $20,000 (also all paid in equal quarterly installments).

In addition, non-management directors received an annual option grant in whole shares of Common Stock approximating the value of $60,000 under the 2013 Omnibus Incentive Plan. The shares subject to these options vest in full on March 15 of the year following the year in which the grant date occurs, provided that the director continues to serve on the Board until such date. Non-management directors also received an annual RSU grant in whole shares approximating the value of $100,000. The RSUs vest in full on March 15 of the year following the year in which the grant date occurs, provided that the director continues to serve on the Board until such date. All outstanding stock options become fully exercisable and all outstanding RSUs vest in the event of disability or death of the participant, or a change in control of McCormick, while the director is serving on the Board.

Directors are eligible to participate in the McCormick Non-Qualified Retirement Savings Plan. Pursuant to this plan, directors may elect to defer anywhere from 10% to 100% of their cash Board fees. McCormick makes no contributions to the Directors’ Non-Qualified Retirement Savings Plan accounts. For all plan participants, including directors, the deferred amounts are recorded in a notional deferred compensation account and change in value based upon the gains and losses of benchmark fund alternatives (one of which tracks the performance of McCormick stock) selected by the participant. Plan participants may generally elect to change their fund choices at any time (there are certain restrictions applicable to participants subject to Section 16 of the Exchange Act). Director participants may elect the deferred amounts plus earnings to be distributed either six months following retirement from the Board or on an interim distribution date. Distributions upon a director’s retirement from the Board are paid in either a lump-sum or in 5 year, 10 year, 15 year or 20 year installments, based on the director’s distribution election. Interim distributions are paid on a lump-sum basis and the distribution date must be at least four years from the date of the deferral election. If a director leaves the Board prior to the interim distribution date, then his or her plan balance will be paid as either a lump sum distribution or as indicated in the retirement distribution election. Participants may make a change to their distribution election subject to the requirements of the plan and Section 409A of the Internal Revenue Code. Amounts deferred under the Non-Qualified Retirement Savings Plan are held in a “rabbi” trust and remain subject to the claims of McCormick’s creditors until they are paid.

Prior to the grant of RSUs, directors may elect to defer receipt of the underlying Common Stock upon vesting. If the director so elects, the director will not be considered the owner of the underlying Common Stock and will not receive voting rights or dividends on the Common Stock until the deferral period expires, which is a date specified by the director or six months after the director’s departure from the Board. At the expiration of the deferral period, the director becomes the owner of the underlying Common Stock.

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PROPOSAL 1	ELECTION OF DIRECTORS

Director Nominees

The persons listed in the following table have been nominated by the Board for election as directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. All nominees currently serve as directors. Management has no reason to believe that any of the nominees will be unavailable for election. In the event a nominee is unable to serve on the Board, or will not serve for good cause, the proxy holders will have discretionary authority for the election of any person to the office of such nominee. Alternatively, the Board may elect to reduce the size of the Board.

The following table shows the names of all nominees, the principal occupation and business experience of each nominee during the last five years, and, as of the Record Date, the amount of McCormick common stock beneficially owned by each nominee, and the directors and executive officers of McCormick as a group, and the nature of such ownership. Except as shown in the table or footnotes, no nominee or executive officer beneficially owns more than 1% of either class of McCormick common stock.

Required Vote of Stockholders

The affirmative vote of a majority of all votes cast by holders of the shares of Common Stock present in person or by proxy at a meeting at which a quorum is present is required for the election of each nominee. For purposes of this proposal, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

The Board of Directors recommends that stockholders vote FOR each of the nominees listed below.

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Director Nominees

Amount and Nature of Beneficial Ownership(1)
Name	Principal Occupation & Business Experience	Common	Common Non-Voting
Anne L. Bramman	Chief Financial Officer, Nordstrom, Inc. (2017 to present); Senior Vice President and Chief Financial Officer, Avery Dennison Corp. (2015 to 2017)	264 0(2)	0 0(2)
Michael A. Conway	Executive Vice President & President, International Licensed Markets (2020 to present); Executive Vice President & President, Canada (2018 to 2020); President, Licensed Stores, U.S. and Latin America (2016 to 2018); President, Global Channel Development (2013 to 2016); Starbucks Corporation	20,656 10,276(2)	0 0(2)
Freeman A. Hrabowski, III	President, University of Maryland, Baltimore County (1992 to present)	191,588 110,544(2) 1.1%	7,405 4,234(2)
Lawrence E. Kurzius	Chairman, President & CEO (2017 to present); President & CEO (2016 to 2017); Chief Operating Officer & President (2015 to 2016); President – Global Consumer (2013 to 2016); McCormick & Company, Incorporated	1,100,716 834,726(2) 5.8%	0 0(2)
Patricia Little	Retired Executive (2019 to present); Senior Vice President and Chief Financial Officer, The Hershey Company (2015 to 2019)	66,918 48,470(2)	1,392(3) 0(2)
Michael D. Mangan	Retired Executive (2010 to present); President, Worldwide Power Tools and Accessories, The Black & Decker Corporation (2008 to 2010)	102,622 67,092(2)	4,234 0(2)
Maritza G. Montiel	Retired Executive (2014 to present); Deputy Chief Executive Officer & Vice Chairman, Deloitte LLP (2011 to 2014)	34,272 30,780(2)	5,000 0(2)
Margaret M.V. Preston	Retired Executive (2019 to present); Managing Director, Private Wealth Management, TD Bank (2014 to 2019)	150,912 58,836(2)	14,849 1,490(2)
Gary M. Rodkin	Retired Executive (2015 to present); Chief Executive Officer, ConAgra Foods, Inc. (2005 to 2015)	22,952 17,092(2)	0 0(2)
Jacques Tapiero	Retired Executive (2014 to present); Director, Esteve – Spain (2016 to present); Senior Advisor, McKinsey & Company LLC (2014 to present)	67,770 47,092(2)	2,620 0(2)
W. Anthony Vernon	Retired Executive (2015 to present); Senior Advisor and Executive Director (2014 to 2015), Kraft Foods Group, Inc.	22,372 16,796(2)	0 0(2)
Directors and Executive Officers as a Group (17 persons)		2,766,214 1,971,436(2) 13.9%	44,359 5,724(2)

(1)	Includes (i) shares of Common Stock and Common Stock Non-Voting beneficially owned by directors and executive officers alone or jointly with spouses, minor children, and relatives (if any) who have the same home as the director or executive officer; (ii) shares of Common Stock that are beneficially owned by virtue of participation in the McCormick 401(k) Retirement Plan: Mr. Kurzius – 14,152, executive officers as a group – 18,520; and (iii) shares of Common Stock which are beneficially owned by virtue of participation in the Non-Qualified Retirement Savings Plan: Dr. Hrabowski – 24,558; Mr. Kurzius – 29,158 Ms. Preston – 23,941; and Mr. Tapiero – 1,753.
(2)	Number of shares included in the above number which can be acquired within 60 days of the Record Date pursuant to the exercise of stock options and/or the vesting of RSUs and/or shares earned under the LTPP.
(3)	Includes 402 shares held for a family member in a separate household over which Ms. Little exercises voting and investment control.

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EXECUTIVE OFFICERS

Named Executive Officers

The following table shows the names, ages and positions of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and, as of the Record Date, the amount of Common Stock and Common Stock Non-Voting beneficially owned by each such executive officer, and the nature of such ownership. Except as shown in the table, no executive officer owns more than 1% of either class of McCormick common stock. Mr. Kurzius is also included in the director nominee table.

Amount and Nature of Beneficial Ownership(1)
Name	Principal Position	Common	Common Non-Voting
Lawrence E. Kurzius Age 62	Chairman, President & CEO	1,100,716 834,726(2) 5.8%	0 0(2)
Michael R. Smith Age 56	Executive Vice President & Chief Financial Officer (2016 to present); Senior Vice President, Corporate Finance (2015 to 2016); Senior Vice President, Finance Capital Markets & Chief Financial Officer North America (2014 to 2015); McCormick & Company, Inc.	186,121 127,882(2) 1.0%	5,620 0(2)
Brendan M. Foley Age 55	President, Global Consumer, Americas and Asia (2020 to present); President, Global Consumer and Americas (2017 to 2020); President, Global Consumer and North America (2016 to 2017); President, North America (2015 to 2016); McCormick & Company, Inc.	254,227 208,016(2) 1.4%	539 0(2)
Jeffery D. Schwartz Age 51	Vice President, General Counsel & Secretary (2014 to present); McCormick & Company, Inc.	137,668 101,128(2)	406 0(2)
Malcolm Swift Age 60	President, Global Flavor Solutions, EMEA and Chief Administrative Officer (2020 to present); President, Global Flavor Solutions and McCormick International (2018 to 2020); President, Global Industrial and McCormick International (2016 to 2018); President, Global Industrial (2015 to 2016); McCormick & Company, Inc.	246,849 184,788(2) 1.4%	559 0(2)

(1)	Includes: (i) shares of Common Stock and Common Stock Non-Voting beneficially owned by the executive officers alone or jointly with spouses, minor children and relatives (if any) who have the same home as the executive officer; (ii) shares of Common Stock which are beneficially owned by virtue of participation in the McCormick 401(k) Retirement Plan: Mr. Kurzius – 14,152 and Mr. Smith – 4,368; and (iii) shares of Common Stock which are beneficially owned by virtue of participation in the Non-Qualified Retirement Savings Plan: Mr. Kurzius – 29,158 and Mr. Foley – 3,647.
(2)	Number of shares included in the above number which can be acquired within 60 days of the Record Date pursuant to the exercise of stock options and/or the vesting of RSUs and/or shares earned under the LTPP.

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COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide stockholders with a description of the material elements of McCormick’s compensation program for its executive officers, including the Named Executive Officers, for fiscal 2020 and the policies and objectives which support the program. The compensation details are reflected in the compensation tables and accompanying narratives which follow.

The CD&A is divided into the following sections:

•	Executive Summary
•	Our Executive Compensation Philosophy and Practices
•	Overview of Our Executive Compensation Program for Fiscal 2020
•	How We Determined Executive Compensation for Fiscal 2020
•	Elements of Executive Compensation
•	Performance-Based Compensation and Risk

Executive Summary

2020 was an unprecedented year, creating challenges for consumer goods companies, their employees and communities. In Fiscal 2020, our focus on growth, performance and people led to strong financial and operating performance, on both an absolute and relative basis. We learned from our experiences as the pandemic unfolded around the globe, and we adopted best practices throughout our business and operating units. We remained steadfast in our Power of People focus and communicated three key priorities:

•	First, ensuring the health and safety of all employees and the quality and integrity of our products;
•	Second, maintaining business continuity; keeping our brands and our customers brands in supply as we continue to be essential to the world’s food supply; and,
•	Third, ensuring that McCormick emerges stronger from this event.

In all that they do, our employees demonstrate every day our committed focus on growth, performance, and people as we continue to drive strong long-term results which generated double-digit stockholder returns over the past 1-, 5-, 10- and 20-year periods. Importantly, in the last year we significantly exceeded the average return of both the broader market and the food industry.

The outcomes under our variable pay programs reflect these achievements and demonstrate the stretch goals set for our Named Executive Officers.

•	Annual incentive awards in respect of fiscal 2020 ranged from 167% to 183% of target; and
•	December 2018 Long-Term Performance Plan awards vested, in aggregate, at 173% of target.

In fiscal 2020, the Compensation and Human Capital Committee continued to focus on ensuring ongoing alignment with our compensation philosophy, the design of our executive compensation programs, and the interests of our stockholders.

CEO Compensation

In November 2019, as part of our standard annual compensation process for all employees, including Named Executive Officers, and effective April 2020, the Compensation and Human Capital Committee approved adjustments to Mr. Kurzius’ 2020 compensation. These adjustments recognize his strong individual performance and the Company’s market-leading performance under his leadership, and to continue to improve the competitiveness of his total compensation relative to market. His annual base salary was maintained at $1.25 million, his bonus opportunity was maintained at 150% of base salary ($1.875 million), and his long-term incentive plan target was increased by 6.7% ($6.4 million), resulting in target total compensation of $9.525 million. The Committee is continuously focused on aligning pay with performance and the experience of our stockholders. As such, Mr. Kurzius received a one-time grant as part of the McCormick Value Creation Acceleration Program (“VCAP”) valued at $5.0 million. Further details on the VCAP are found throughout the balance of the CD&A.

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Other Named Executive Officer Compensation

Also in November 2019, effective in April 2020, the Compensation and Human Capital Committee made adjustments to the compensation levels for the other Named Executive Officers. These adjustments equated to increases in target total compensation ranging from 3.4% to 14.6% for fiscal 2020 relative to fiscal 2019. In approving these adjustments, the Committee took into account individual and Company performance, as well as the general market competitiveness of compensation levels to deliver market-leading performance benefiting our stockholders, employees and customers.

McCormick Value Creation Acceleration Program

To motivate and reward the next phase of transformational performance and growth, the Compensation and Human Capital Committee, recommended, in consultation with its independent compensation consultant, and the independent members of the Board approved, a new long-term incentive grant program called the McCormick Value Creation Acceleration Program (“VCAP”). This program includes significant stock price performance objectives over the next five years that at maximum, would equate to a doubling of the Company’s market capitalization and create significant shareholder value.

The participants of this program are a total of fifty-eight executive leaders, including the Named Executive Officers, who are in positions that lead and influence the Company’s next phases of performance and growth. Participants in the VCAP received a one-time stock option grant with three equally weighted stock price performance objectives triggered by stock price growth of 60%, 80%, and 100% over the next five years. These performance objectives must be achieved, and sustained, at an average price over thirty trading days at any time by the end of fiscal year 2025 for any tranche to vest. The awards are also subject to a three-year service period, meaning that if any of the three performance objectives are met during the first three years of the program, the options will not be exercisable until after the service period ends in fiscal year 2023. Any performance objectives that are not achieved by the end of the five-year performance period in 2025, will result in the cancellation of any relevant tranches of this award.

The current Named Executive Officers will not receive any further awards under the VCAP for the duration of this five-year performance cycle. On conclusion of the five-year performance period, the Compensation and Human Capital Committee will assess the program’s success and continued relevance in the context of McCormick’s strategy at that time.

The Compensation and Human Capital Committee, along with an independent compensation consultant, routinely conduct risk and compensation audits. As such, the Committee, as advised by its consultant, believes that there are sufficient safeguards against excessive risk taking and any one-time stock price anomalies considering the design of the VCAP program includes: the five-year performance period; the three-year service requirement; the significant stock price performance objectives that require maintaining an average price over a thirty-day trading period to meet any objective, the continuance of awards under the normal incentive programs that focus on operational excellence, and awards being covered by the existing clawback provisions under the 2013 Omnibus Plan.

As noted above, other annual performance-based programs and long-term incentive programs will remain in effect and will continue to drive and reward underlying growth and performance.

Further details on all of these items are provided in the balance of the CD&A.

Our Executive Compensation Philosophy and Practices

The core philosophy of McCormick’s executive compensation program is to pay for performance and retain key talent. McCormick’s compensation program is designed to align McCormick’s executive compensation with our five guiding principles and long-term stockholder interests. Our executive compensation program includes elements with 1-, 3- and 10-year time horizons, along with a varied mix of payout factors tied to these elements to ensure that compensation is not focused on any one area above others, mitigating risk and ensuring a well-balanced recognition of both annual and long-term performance. McCormick’s compensation policy is based on the following compensation principles:

•	We must pay competitively – both as to the amount and type of compensation we offer in order to attract and retain our executive talent.
•	A substantial portion of each executive’s total compensation should be performance-based and dependent on the achievement of financial and other performance goals over both the short and longer term.
•	The financial performance goals should be drivers of stockholder value over the short and longer term, such as sales growth, and EPS.

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The framework of our executive compensation programs includes the governance features and other specific elements discussed below:

Compensation Practice	Pursued at McCormick?	Best Practice
Independent Compensation and Human Capital Committee and Consultant	YES. McCormick’s Compensation and Human Capital Committee is comprised solely of independent directors. The Committee also engages an independent compensation consultant, Willis Towers Watson (WTW), to provide data, insight and advice. WTW (i) is retained directly by the Committee; (ii) performs little or no consulting or other services for McCormick; and (iii) is independent with no conflicts of interest with regard to the work performed.
Compensation Risk Assessments	YES. The Compensation and Human Capital Committee’s annual review and approval of McCormick’s compensation strategy includes a review of compensation-related risk management. In this regard, the Compensation and Human Capital Committee annually considers the relationship between the Company’s overall compensation policies and practices for employees, including executive officers, and risk, including whether such policies and practices (i) encourage imprudent risk taking, and/or (ii) would be reasonably likely to have a material adverse effect on the Company. The Committee believes that the Company’s compensation programs (executive and broad-based) provide multiple and effective safeguards to protect against undue risk.
Favorable Risk Assessment for Fiscal 2020	YES. WTW, the Compensation and Human Capital Committee’s independent consultant, assessed the Company’s compensation policies and practices in fiscal 2020 and concluded that they do not motivate imprudent risk taking. The Compensation and Human Capital Committee reviewed and agreed with this assessment.
Limited Perquisites and No Tax Gross-Ups	YES. The Named Executive Officers receive a limited number of personal benefits and the Company does not provide tax gross-ups for personal benefits, meaning these benefits are fully taxable to the recipient.
Employment Agreements	NO. McCormick’s executive officers do not have employment agreements, except where legally required, and do not have guaranteed levels of compensation.
Pledging, Hedging or Speculative Trading	NO. Executive officers are prohibited from pledging or hedging their Company stock (see discussion above under “Corporate Governance Guidelines”) and are prohibited from engaging in short sales or equivalent transactions in McCormick stock.
Stock Ownership	YES. To further align the long-term interests of our executives and our stockholders, our Board has established stock ownership guidelines applicable to our CEO and executive officers.
Clawback Policy	YES. McCormick’s 2013 Omnibus Incentive Plan (and the prior 2007 Omnibus Incentive Plan) outlines circumstances under which share-based and cash-based awards made under that plan may be forfeited, annulled, and/or reimbursed to McCormick, as described below.
Focus on Performance-Based Compensation	YES. The Compensation and Human Capital Committee endeavors to structure the executive compensation program so that each executive’s compensation is comprised of a majority of elements that are performance-based, including our annual incentive plan, LTPP and long-term equity incentive plan.
Pay and Performance Alignment Assessment	YES. Each year the pay of McCormick’s CEO and performance of the Company is compared to CEO pay and performance at our peer companies. The analysis conducted by the independent consultant in fiscal 2020 demonstrated strong alignment between pay and performance.
Cap on Performance-Based Compensation	YES. There is a cap for executive officer incentive payments made under the annual performance-based compensation and long-term incentive programs, and no payment is guaranteed under any incentive plans.

Overview of Our Executive Compensation Program for Fiscal 2020

During fiscal 2020, the primary elements of compensation earned by each of our Named Executive Officers consisted of base salary, an annual incentive cash payment, a long-term performance plan (in the form of cash-based and equity-based incentive awards), a long-term equity incentive plan (in the form of time-vested stock options and restricted stock), a limited number of personal benefits, and retirement benefits earned under our qualified retirement plans, our defined benefit pension plan, closed and frozen effective December 1, 2018 (Messrs. Kurzius, Smith, and Schwartz were the historic participants in the Company’s defined benefit plan), and supplemental executive retirement plan, frozen effective February 1, 2017 (Messrs. Kurzius and Smith were the historic participants in the Company’s supplemental executive retirement plan).

The elements of the Executive Compensation Program described in the table below apply as stated to our US-based executive officers and it is our intent to follow our compensation principles and to provide similar benefits, where available and appropriate, to those executive officers located outside of the US. In 2020, Malcolm Swift remained based in the UK and therefore subject to country-specific differences in benefits.

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OVERVIEW OF EXECUTIVE COMPENSATION PROGRAM FOR FISCAL 2020

	Element	Objective	Key Features
Annual Cash Compensation	Base Salary	Provide a competitive annual fixed level of cash compensation.	• On average, represents about 25% of compensation. • Adjustments are based on individual performance, company performance, role scope, internal equity, and informed by practices in our Market Group.
	Annual Performance- Based Incentive Compensation	Motivate and reward executive contributions in producing annual financial results.	• Annual incentive cash payments are based on a formula that includes adjusted EPS growth, net sales and operating income growth, adjusted for working capital charges.
Long-Term Incentive Plan	Long-Term Performance Plan	Retain executives and align their compensation with the Company’s key financial goals to drive stockholder value over time.

•  Awards represent 50% of the overall annual long-term incentive mix.

•  Awards based on the achievement of cumulative growth in net sales and relative TSR over the three-year performance period.

•  Annual grants of three-year overlapping cycles.

•  Earned awards to be delivered in cash (through cycle ending November 30, 2020) and PSUs.

	Long-Term Equity Incentive Plan	Retain executive officers and align their interests with our stockholders.

•  Awards represent 50% of the overall annual long-term incentive mix.

•  Awards made in the form of stock options (25%) and RSUs (25%)

•  Awards generally vest at a rate of one-third per year or, if earlier, upon the retirement eligibility date of the holder.

Value Creation Acceleration Program	McCormick Value Creation Acceleration Program	Create significant value for stockholders with sustained shareholder return in the next five years and to reward executive leaders for transformational stock price performance.

•  One-time grant for the next five-years

•  Three-year service requirement

•  Five-year performance period

•  Three equally weighted stock price growth performance objectives of 60%, 80%, and 100%

•  Ten-year stock option term

•  Unvested awards at the end of 2025 will be cancelled.

Retirement Benefits	Pension Plan (Defined Benefit) and 401(k) Retirement Plan (Defined Contribution)	Provide retirement income for employees.

•  Tax qualified defined benefit pension plan (closed and frozen on December 1, 2018) in which many of our US employees, including some Named Executive Officers, are eligible to participate. Plan formula is based on age, years of service, and cash compensation.

•  The Company provides a match in the defined contribution 401(k) plan of up to 5% of eligible compensation.

	Supplemental Executive Retirement Plan (Defined Benefit) (“SERP”)	Provide retirement income for eligible executives to replace a reasonable percentage of their annual pre-retirement income.

•  The plan was frozen on February 1, 2017.

•  For eligible executives who are age 50 and over, includes annual compensation over IRS limit and incentive bonus in the benefit calculation.

•  For certain executive officers, including eligible Named Executive Officers, includes one additional month of service credit for each month of service in the Plan between ages 55 and 60 up to a five year maximum.

•  For participants, including Named Executive Officers, who were eligible for the SERP, the Company will make an annual contribution in FY17 through FY20 to their Non-Qualified Retirement Savings Plan based on their age, service and eligible compensation in excess of the IRS limit.

	Non-Qualified Retirement Savings Plan (formerly the Deferred Compensation Plan)	Provide retirement savings vehicles to executives in a tax-efficient manner.

•  Effective February 1, 2017, the plan was implemented in connection with the SERP freeze.

•  Participants, including Named Executive Officers, may elect to defer up to 80% of salary and annual bonus into a non-qualified deferred compensation plan.

•  Employees, including the Named Executive Officers, that have compensation in excess of the IRS limit, receive an annual contribution by McCormick into their deferred compensation account equal to 3% of the compensation amount in excess of the IRS limit. The Company made a matching contribution of 5% of eligible compensation, with respect to deferred compensation that exceeded the IRS limit.

	McCormick (UK) Limited Pension & Life Assurance Plan (Defined Benefit)	Provide retirement income for employees based in the U.K.

•  Defined benefit, contributory pension plan.

•  Plan formula is based on final pensionable salary and length of service in the plan.

•  Plan closed to new employees in 2003 and frozen on December 31, 2016.

Personal Benefits	Automobile & Executive Benefit Allowances	Support executive with transportation, financial planning and wellness benefits.	• Combination of fixed monthly cash amounts and financial counseling services, all of which are fully taxable to the executive.
	Company Airplane	Available primarily for business use by executive officers to provide for security, confidentiality, and efficiency of travel time.	• The value of any personal use of the Company airplane (such as spouse travel) is imputed as income to the executive. • The executive is fully responsible for all taxes on such imputed amount.

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How We Determined Executive Compensation for Fiscal 2020

The Compensation and Human Capital Committee of the Board of Directors administers the compensation program for McCormick’s executive officers, including the Named Executive Officers. The Committee applies the executive compensation principles listed above when approving pay for each individual officer. In determining the compensation of the Company’s executive officers, the Committee is assisted by an independent compensation consultant retained directly by the Committee.

The Compensation and Human Capital Committee annually reviews and approves each element of compensation. If necessary, the Compensation and Human Capital Committee adjusts individual elements of compensation to achieve an overall total targeted compensation that it believes is market competitive and consistent with our compensation philosophy and objectives. In its deliberations, the Committee reviews data prepared by the independent consultant on pay levels and pay mix in relevant peer companies, referred to as our “Market Group” (see details of the constituent companies for fiscal 2020 target pay decisions in this section below). The Committee also reviews tally sheets for each executive officer, which summarize the elements of compensation noted above, the total estimated payments upon retirement, and the total estimated payments upon involuntary termination from McCormick.

Market Data

In making decisions, the Compensation and Human Capital Committee references market data for two groups:

	Purpose	Key Features
Market Group	Provide insights into total compensation levels and design within companies with which McCormick competes for talent and which are similar in size and business operations

Comprises companies that:

•  Operate in similar industries to McCormick

•  Publicly listed on a U.S. stock exchange

•  Have significant operations outside the U.S.

•  Similar size to McCormick in terms of revenue and market cap

•  Compete with McCormick for talent

•  Have known brand names

Peer Group	Provide insights into current and historic financial information, such as EPS, sales growth and TSR to inform short-term and long-term goal-setting	Comprises companies that are: • Competitors for customers • Competitors for investors • Subject to similar macro-economic factors

The Compensation and Human Capital Committee believes that it is appropriate to use two separate peer groups. This reflects the reality that there are larger companies against whom we compare performance, but that are too large to be appropriate for compensation comparisons and that there are companies we compete with for talent that are subject to different sub-industry challenges. While the Market Group data gives the Committee insight into the range of compensation in the competitive market and a general understanding of marketplace compensation practices and policies, the Committee does not use Market Group data to “benchmark” to a targeted percentile for total compensation or any specific element of compensation for our executive officers.

In fiscal 2019, the Compensation and Human Capital Committee reviewed the constituents of each peer group. Following the completion of Keurig Green Mountain’s acquisition of Dr. Pepper Snapple Group and subsequent listing, the Compensation and Human Capital Committee approved adding Keurig Dr. Pepper to both groups given their relevance in terms of size and operations, and the availability of compensation data. Dr. Pepper Snapple Group had previously been included in the Market Group, but was removed for fiscal 2019 as a result of their delisting associated with the transaction. There were no other changes to the constituents of either group. Companies were added to the Market and Peer Groups based on a review of their relevance across a set of criteria, with industry relevance and the extent to which we compete for executive talent being the primary drivers for inclusion in these groups.

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The groups approved for fiscal 2020 compensation decisions were as follows:

Market Group Only	Market and Peer Groups	Peer Group Only
Brown-Forman Corporation	Campbell Soup Company	Kraft Heinz Company
Constellation Brands Inc.	Church & Dwight Co., Inc.	Mondelez International
Molson Coors Brewing Company	The Clorox Company	Tyson Foods, Inc.
ConAgra Brands, Inc.
Flowers Foods, Inc.
Fresh Del Monte Produce Inc.
General Mills, Inc.
The Hain Celestial Group Inc.
While these Market Group companies are relevant from a talent standpoint, the Committee believes they are subject to sufficiently different macro-economic and industry factors to make appropriate performance comparisons for our executive officers	The Hershey Company	While these Peer Group companies are competitors for talent, the Committee believes they are too large to make appropriate compensation comparisons for our executive officers
Hormel Foods Corporation
The J. M. Smucker Company
Kellogg Company
Keurig Dr. Pepper (new)
Lamb Weston Holdings, Inc.
Monster Beverage Corporation
Post Holdings, Inc.
TreeHouse Foods

Views of Stockholders

The Compensation and Human Capital Committee also considered the results of the advisory vote by stockholders on the “say-on-pay” proposal presented to stockholders at the April 1, 2020 Annual Meeting. As reported in the Company’s Form 8-K, filed with the SEC on April 3, 2020, stockholders expressed significant support for the compensation program offered to the Company’s Named Executive Officers with over 97% of votes cast in favor. Accordingly, the Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote. For fiscal 2020, the Company’s executive compensation program continued to focus on pay for performance, alignment of executive interests with those of McCormick’s stockholders, and achieving balance between offering annual and long-term incentives without creating improper risks. The Committee will continue to consider the results of stockholders’ advisory votes on executive compensation when making decisions about our executive compensation program.

Independent Consultant

Pursuant to its Charter, the Compensation and Human Capital Committee has the sole authority to retain and terminate the services of any outside compensation advisers to the Committee. For fiscal 2020, the Compensation and Human Capital Committee continued to retain Willis Towers Watson to provide advice to the Committee on general program design and best practices, as well as to assist the Committee in assessing McCormick’s programs and the levels of compensation for our executive officers and directors, relative to the Market Group identified above. The independent compensation consultant reports directly to the Committee. The Compensation and Human Capital Committee assessed the work performed by Willis Towers Watson and determined that it was independent, and that the work and advice provided did not raise any conflict of interest. While Willis Towers Watson performed the general competitive review for pay decisions effective in fiscal 2020, as requested by the Committee, it did not determine the amount or form of compensation with respect to McCormick’s executive officers.

CEO Recommendations

The compensation of every McCormick employee, including each Named Executive Officer, is influenced in large part by the responsibilities of the position and the need to ensure that employees having similar job responsibilities are paid equitably, with consideration for individual performance. For fiscal 2020, Mr. Kurzius provided recommendations to the Compensation and Human Capital Committee with respect to the base salary amounts, performance targets for the annual and long-term incentive programs, and any adjustments to the value of long-term awards for each Named Executive Officer (other than himself). These recommendations were based on the Market Group data reviewed by the Committee and Mr. Kurzius’ assessment of the executive’s relative experience, overall performance, and impact on the accomplishment of McCormick’s financial goals and strategic objectives during the prior year. While the Compensation and Human Capital Committee took Mr. Kurzius’ recommendations under advisement, it independently evaluated the pay recommendations for each executive officer and made all final compensation decisions in accordance with its formal responsibilities as defined in its Charter.

The Company’s CEO does not make any recommendations as to his own compensation and such decisions are made solely by the Compensation and Human Capital Committee with the advice of its independent consultant. The Compensation and Human Capital Committee determined Mr. Kurzius’ compensation, including base salary, performance targets and the value of the annual and long-term awards privately in executive session.

Aside from the Company’s CEO, no executive officer of McCormick determined or provided the Committee with recommendations regarding the amount or form of executive or director compensation to the Committee during fiscal 2020.

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Elements of Executive Compensation

1.	Annual Cash Compensation and Long-Term Incentives

Base Salaries

Adjustments to base salaries are considered annually, but there is no guarantee that base salary will increase in any given year. In light of McCormick’s continued superior growth, achievement of key strategic initiatives, and the fact that a number of key executive positions have historically trailed competitive market pay levels, the Committee elected to make adjustments to base salaries for certain senior executive officers in 2020.

The determination of our Named Executive Officer’s compensation considers factors such as our compensation philosophy, individual performance, company performance, retention, succession planning, scope of role, experience, and the positioning of McCormick’s executive total compensation levels relative to market.

The following base salaries were approved in November 2019 and took effect from April 1, 2020:

Name	Base Salary	Prior Base
Lawrence E. Kurzius	$1,250,000	$1,250,000
Michael R. Smith	$680,000	$630,000
Brendan M. Foley	$770,000	$735,000
Jeffery D. Schwartz	$560,000	$530,000
Malcolm Swift	£475,000	£450,000

Annual Performance-Based Incentive Compensation

In accordance with McCormick’s 2013 Omnibus Incentive Plan, the annual incentive program for executive officers, in which our Named Executive Officers participate, consists of an annual incentive pool that shall not exceed 2.5% of McCormick’s net income for the year. At the beginning of the year, the Compensation and Human Capital Committee establishes the maximum percentage of the pool that each will be eligible to earn, and the sum of these percentages cannot exceed 100% of the pool. The maximum award achievable by any individual are two-times their respective target opportunity.

Target annual incentive award values are established annually for the CEO and other Named Executive Officers, and considered as part of the Compensation and Human Capital Committee’s annual review of total target compensation. There were no changes to the Named Executive Officers’ target opportunities for fiscal 2020:

Name	Target Annual Incentive Opportunity (% of Salary)	Prior Target Annual Incentive Opportunity (% of Salary)
Lawrence E. Kurzius	150%	150%
Michael R. Smith	100%	100%
Brendan M. Foley	100%	100%
Jeffery D. Schwartz	75%	75%
Malcolm Swift	100%	100%

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As in prior years, for fiscal 2020 the performance metrics approved reflect the role and responsibilities of the executive officer.

Named Executive Officer Population	Named Executive Officers	Fiscal 2020 Performance Factors and Weightings
Enterprise responsibility	Lawrence E. Kurzius	70% Adjusted EPS*
	Michael R. Smith	24% Global McCormick Profit
	Jeffery D. Schwartz	6% Global Net Sales
Business Unit responsibility	Brendan M. Foley	50% Adjusted EPS
25% Americas and APZ McCormick Profit
15% Global Consumer McCormick Profit
10% Americas and APZ Net Sales
	Malcolm Swift	50% Adjusted EPS
25% EMEA McCormick Profit
15% Global Flavor Solutions McCormick Profit
10% EMEA Net Sales

*	The Compensation and Human Capital Committee agreed with McCormick’s definition of “Adjusted EPS” for fiscal 2020, that is EPS for the respective year, adjusted to exclude the impact of special charges and transaction and integration expenses. This definition is consistent with “Adjusted EPS” as defined in our Form 10-K for the 2020 fiscal year, except that the formulation of “Adjusted EPS” used by the Compensation and Human Capital Committee was determined on a constant currency basis, while the formulation used in the Form 10-K for the 2020 fiscal year was determined on a reported currency basis. In addition, for fiscal 2020, the Committee excluded additional integration expenses associated with the pause in implementing the Company’s global enterprise resource planning replacement program as this pause was due to the COVID-19 pandemic. The Committee made these adjustments for compensation purposes as it does not want employees to benefit from or be penalized for factors outside of their control.

Performance goals for our annual incentive program were approved by the Compensation and Human Capital Committee based on its analysis of the performance observed in and expected of companies in our Peer Group, because they are the companies against which we assess our financial results, with whom we compete for equity investors and whom we want to outperform. The Committee additionally takes account of McCormick’s own growth, prior year performance, commitments to the market and strategic priorities.

In evaluating the difficulty of achieving the McCormick Profit targets established by the CEO (McCormick Profit is operating profit adjusted by a charge for working capital), the Committee considers both the historic performance of the business units and the overall McCormick Profit targets established by the CEO for the upcoming fiscal year. In 2020, McCormick’s senior executive employees, including the Named Executive Officers, were also measured on net sales goals. In 2020, in consideration of COVID-19, the Committee also discussed whether these goals should change considering the pandemic timing relative to the timing of goal setting at the end of 2019. The Committee determined that these goals were still in fact relevant considering the response of McCormick during the pandemic, and the Company’s ability to operate during the 2020 pandemic year.

This evaluation is conducted with a view to driving stockholder value, paying our Named Executive Officers competitively, and rewarding superior financial performance. The measure of the difficulty of achieving business unit McCormick Profit targets is illustrated by the fact that the business units led by Messrs. Foley and Swift have not uniformly achieved their McCormick Profit targets from year-to-year and also vary when compared to each other.

The following table summarizes the fiscal 2020 Adjusted EPS goals approved by the Compensation and Human Capital Committee. The Committee concluded that the threshold performance requirement is delivering EPS consistent with the prior fiscal year, as adjusted to exclude the impact of special charges and transaction and integration expenses. The Committee concluded it was appropriate to reward Adjusted EPS performance between the fiscal 2019 achievement, as adjusted for the effects of significant foreign exchange impacts, and growth of 9.01% in recognition of the difficulty of achieving an Adjusted EPS goal which would place McCormick among the highest performers in its Peer Group.

	Adjusted EPS Metric	Payout
Threshold	Prior Year Level	30%
Target	4.69% Growth	100%
Maximum	9.01% Growth	200%
Payout level	8.1%	178.3%

The other performance goals, while quantifiable, are confidential commercial or financial information, the disclosure of which would cause competitive harm to the Company. The Committee considered the ability to meet or exceed these goals to be at least as difficult as the Adjusted EPS requirements.

The Compensation and Human Capital Committee determined the actual fiscal 2020 annual incentive for each Named Executive Officer using the factors set forth in the following table: (i) the performance metric and respective weight allocated to each metric, as applicable; and (ii) the target annual incentive potential, as a percentage of base salary.

Name	Performance Metric	Target Annual Incentive as a % of Base Salary	Payout Factor %	Actual Annual Incentive as a % of Base Salary*
		A	B	C
Lawrence E. Kurzius	70% - Adjusted EPS Growth	150%	182%	273%
	24% - Global McCormick Profit
	6% - Global Net Sales
Michael R. Smith	70% - Adjusted EPS Growth	100%	182%	182%
	24% - Global McCormick Profit
	6% - Global Net Sales
Brendan M. Foley	50% - Adjusted EPS Growth	100%	183%	183%
	25% - Americas and APZ McCormick Profit
	15% - Global Consumer McCormick Profit
	10% - Americas and APZ Net Sales

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Name	Performance Metric	Target Annual Incentive as a % of Base Salary	Payout Factor %	Actual Annual Incentive as a % of Base Salary*
Jeffery D. Schwartz	70% - Adjusted EPS Growth	75%	182%	137%
	24% - Global McCormick Profit
	6% - Global Net Sales
Malcolm Swift	50% - Adjusted EPS Growth	100%	167%	167%
	25% - EMEA McCormick Profit
	15% - Global Flavor Solutions McCormick Profit
	10% - EMEA Net Sales

*	The fiscal 2020 annual incentive as a percentage of base salary for each Named Executive Officer is determined by multiplying column “A” times column “B” to produce the result in column “C.” The resulting annual incentive amount is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below. For fiscal 2019, the actual annual incentive as a percentage of base salary (Column C) for each Named Executive Officer was 186% (Mr. Kurzius), 124% (Mr. Smith), 111% (Mr. Foley), 93% (Mr. Schwartz) and 117% (Mr. Swift).

Long-Term Incentives

The intent of our long-term incentive awards is to align the interests of our executives with those of our stockholders and to drive increasing stockholder value over time. There are three components:

•	Annual awards of performance stock units as part of the Long-Term Performance Plan;
•	Annual awards of time-vested restricted stock units and time-vested stock options as part of the Long-Term Equity Incentive Program; and,
•	An award of performance-based stock options as part of the McCormick Value Creation Acceleration Program.

The target value of annual long-term incentive awards is determined annually. In approving long-term incentive award values, the Committee considers compensation data and positioning for comparable roles against our Market Group along with individual and company performance.

Long-Term Performance Plan (LTPP)

A limited number of executives, including the Named Executive Officers, who are in positions to significantly impact the achievement of key corporate objectives and who provide the long-term strategic leadership necessary to accomplish those objectives, participate in the Company’s three-year LTPP. Since the redesign of the LTPP program taking effect fiscal 2019, any awards will be settled entirely in the form of stock. Prior to fiscal year 2019, including the 2019 award subject to a performance period that concluded on November 30, 2020, a portion of the award was settled in cash.

The program provides for payments contingent on the achievement of three-year performance goals, which under all currently open three-year cycles relate to (1) cumulative sales growth, and (2) McCormick’s TSR relative to the TSR generated by our Peer Group companies. Cumulative sales growth is considered an appropriate metric given it is central to our growth strategy. Relative TSR growth is considered an appropriate metric because it is a clear and objective measurement of return for our stockholders, and its inclusion as a performance indicator ensures that the interests of plan participants remain aligned with those of our investors. Separate performance goals for cumulative sales growth and TSR are established for each cycle. Since fiscal year 2019, relative TSR acts as a modifier to cumulative sales growth. For fiscal year 2018 awards, relative TSR was an independently weighted metric. This change places the primary focus on our operational performance in delivering sales growth, with relative TSR acting as a means to validate that the outcome is directionally aligned with our returns to stockholders.

We establish our cumulative sales growth and TSR modifier goals to instill in our executive officers an incentive to generate financial growth for McCormick that is competitive with growth rates exhibited by the highest performing companies among our Peer Group. This program plays an important role in aligning the compensation of executives with key financial accomplishments, which the Compensation and Human Capital Committee believes drive stockholder value over the long-term and are therefore important indicators of the performance of our top executives. The three-year performance time frame and metrics for this plan complement the annual earnings and profit performance focus provided by the annual incentive program and the longer-term focus provided by stock options.

Throughout fiscal 2020, there were three active award cycles in this program, one of which ended on November 30, 2020. They are:

•	December 1, 2017 – November 30, 2020 (fiscal 2018-2020) – just completed
•	December 1, 2018 – November 30, 2021 (fiscal 2019-2021) –active cycle
•	December 1, 2019 – November 30, 2022 (fiscal 2020-2022) –active cycle

In respect of the fiscal 2018 award, the Compensation and Human Capital Committee approved a payment of 173%. This reflected compounded three-year TSR percentile growth of 96.5% resulting in a three-year relative TSR position at the 100th percentile and compounded three-year sales growth of 14.8%.

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	FY2018–2020 Performance Period
	Sales Growth	Relative TSR
Threshold	6.0%	25th Percentile
Maximum	18.0%	75th Percentile and above
Actual Performance (FY2018–2020)	14.8%	100th Percentile

This is the final year where any portion of the LTPP will be settled in cash (see redesign explanation below).

The cash payment, based on TSR performance, made to Named Executive Officers for the performance cycle ending November 30, 2020, is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

The performance goals for the other active cycles are as follows:

	FY2019–2021 Performance Period
	Sales Growth	Relative TSR	Relative TSR Modifier
Threshold	3.0%	25th Percentile	= 0.75
Maximum	15.0%	75th Percentile and above	= 1.25

	FY2020–2022 Performance Period
	Sales Growth	Relative TSR	Relative TSR Modifier
Threshold	0.0%	25th Percentile	= 0.75
Maximum	12.0%	75th Percentile and above	= 1.25

If earned, the stock award under the remaining active cycles will be paid no later than the end of February 2022 and February 2023, respectively. As required by SEC rules, the fiscal 2019-2021 cycle and the fiscal 2020-2022 cycles that may be paid in shares, if earned, are reflected in the Stock Awards column of the Summary Compensation Table for years 2019 and 2020, respectively, even though it would not be paid until the end of the cycle.

To set stretch goals for the LTPP program, the Compensation and Human Capital Committee looks externally to Peer Group goals and achievement levels, as well as internally at McCormick’s past performance. The measure of difficulty of achieving the performance goals under this plan is illustrated by the fact that there has not been uniform achievement of the sales growth target from year-to-year and, as shown in the following table, the achievement of sales growth versus relative TSR has varied in the prior three cycles:

	Earned Achievement Percent
Performance Cycle	Sales Growth	Relative TSR
FY16-18	138%	200%
FY17-19	115%	200%
FY18-20	147%	200%

Long-Term Equity Incentive Program

Long-term awards are granted at the meeting of the Board of Directors that is held on the same day as our annual stockholders’ meeting. In fiscal 2020, the Compensation and Human Capital Committee determined that the long-term awards for executive officers, including the Named Executive Officers, should be granted as an equally weighted mix of stock options and RSUs. The Compensation and Human Capital Committee decided to grant awards in a combination of the two vehicles to balance the alignment of our interests between our executive officers and stockholders in long-term sustainable value creation with retention. Stock options and RSUs generally vest over three years, subject to continuing employment.

We determined the number of stock options and RSUs to grant by dividing the award cash value by the grant date fair value. The resulting number of shares was rounded up to the nearest whole number. The exercise price of stock options is equal to the closing price of McCormick Common Stock on the date of grant. This methodology is evaluated annually.

The target value of long-term incentive awards is determined annually. In approving long-term incentive award values, the Committee considers compensation data and positioning for comparable roles against our Market Group along with individual and company performance.

Long Term Performance Plan (LTPP) Redesign

As previously discussed, in fiscal 2019, the Compensation and Human Capital Committee made design changes to the Long-Term Performance Plan. Historically, LTPP grants comprised a Performance Share Unit (PSU) component and a cash component. Effective with the December 1, 2018 grant, the Compensation and Human Capital Committee approved a change whereby the awards will be made solely in PSUs. This change was made to better align the plan design with the experience of our stockholders, increase our executives’ interests in McCormick equity and heighten the focus on long-term stockholder value creation. The Committee also noted that this revised approach would better align with practices in the market.

A consequence of this change is that the Summary Compensation Table for fiscal 2019 and 2020 is distorted, as it includes both the vesting cash award in respect of the fiscal 2017 and 2018 LTPP awards as well as the full PSU grant in respect of the fiscal 2019 and 2020 LTPP awards. The following are captured in the Summary Compensation Table as it relates to the LTPP:

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Fiscal Year	Stock Awards Column	Non-Equity Incentive Plan Compensation Column
2020	LTPP 2020 award • Accounting value at date of grant 100% of the 2020 LTPP award made in the form of PSUs	LTPP 2018 award • Actual value based on the level of payout of 50% of the 2018 LTPP award made in the form of cash
2019	LTPP 2019 award • Accounting value at date of grant 100% of the 2019 LTPP award made in the form of PSUs	LTPP 2017 award • Actual value based on the level of payout of 50% of the 2017 LTPP award made in the form of cash
2018	LTPP 2018 award(1) • Accounting value at date of grant of 50% of the 2018 LTPP award made in the form of PSUs	LTPP 2016 award • Actual value based on the level of payout of 50% of the 2016 LTPP award made in the form of cash
2017	LTPP 2017 award • Accounting value at date of grant of 50% of the 2017 LTPP award made in the form of PSUs	LTPP 2015 award • Actual value based on the level of payout of 50% of the 2015 LTPP award made in the form of cash

(1)	The 50% of the LTPP 2018 award to be paid in the form of cash will be reported based on the actual payout in the fiscal 2020 non-equity incentive plan compensation column.

McCormick Value Creation Acceleration Program

To motivate and reward the next phase of performance and growth, this program includes significant stock price performance objectives over the next five years that at maximum would equate to a doubling of the Company’s market capitalization and creating significant shareholder value.

Participants in the VCAP received a one-time stock option grant with three equally weighted stock price performance objectives triggered by growth of 60%, 80%, and 100% over the next five years. These performance objectives must be achieved, and sustained, at an average price over thirty trading-days at any time by the end of fiscal year 2025 for any tranche to vest. The awards are also subject to a three-year service period, meaning that if any of the three performance objectives are met during the first three years of the program, the options will not be exercisable until after the service period ends in fiscal year 2023. Any performance objectives that are not achieved by the end of the five-year performance period in 2025, will result in the cancellation of any relevant tranches of this award.

The stock price targets noted below are based on a post-split strike price as of the grant date November 30, 2020 with a starting strike price of $93.49.

Performance Milestones	Stock Price Target
60% Growth	$149.58
80% Growth	$168.28
100% Growth	$186.98

2.	Retirement and Other Benefits

Retirement Benefits

We have previously provided a tax-qualified defined benefit pension plan in which many of our U.S. employees have been eligible to participate. For employees hired prior to December 1, 2000, base salary only is included in the calculation of the pension benefit, while base salary and the annual incentive are included in the calculation of the pension benefit for employees hired on or after December 1, 2000. Effective January 1, 2012, the pension plan was closed to new entrants; however, persons who were employees prior to January 1, 2012 continued to accrue benefits under the pension plan in accordance with its existing terms, before and after January 1, 2012. On January 3, 2017, a decision was made to freeze the pension plan effective December 1, 2018, at which point additional benefits ceased to accrue.

We have also previously provided a supplemental executive retirement plan, or SERP, for a limited number of senior management employees who are age 50 and older, including Messrs. Kurzius and Smith. On January 3, 2017, a decision was made to also freeze the SERP plan effective February 1, 2017, at which point additional benefits ceased to accrue for participants in the SERP. The Compensation and Human Capital Committee previously had closed the senior executive SERP program to new entrants; however, as is the case with the pension plan, executives who were participating in the senior executive SERP program continued to accrue benefits under the plan in accordance with its existing terms until it was frozen on January 3, 2017. Providing a supplemental retirement benefit has been consistent with comparable organizations and provided a significant retention benefit. The senior executive program contained in McCormick’s SERP provided the participating Named Executive Officers with a credit of one additional month of service for each month of service in the SERP between ages 55 and 60. For the eligible Named Executive Officers hired before December 1, 2000, the SERP also included a significant portion of the executives’ incentive payments in the calculation of the SERP pension benefit in recognition of the fact that a substantial portion of the total compensation for these executives is performance-based compensation, consistent with our compensation policy, and the incentive bonuses for these executives are not included in calculating their benefit under the tax-qualified pension plan. For the eligible Named Executive Officers hired on or after December 1, 2000, the SERP is calculated by multiplying the benefit by a factor based upon the Named Executive Officer’s wage grade at the date of retirement. The long-term cash and equity based incentive awards described above are not included in the calculation of the SERP benefit.

In connection with the freezing of the SERP and the pension plan, the Company approved (i) the McCormick Non-Qualified Retirement Savings Plan, effective February 1, 2017, and (ii) enhancements to the company’s 401(k) plan, effective December 1, 2018, to provide additional retirement benefits for all U.S. employees, including the Named Executive Officers.

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Malcolm Swift participated in the McCormick (UK) Limited Pension & Life Assurance Plan (“UK Pension Plan”), which is a defined benefit, contributory plan, until he elected to withdraw from it in April 2016. The UK Pension Plan was closed in 2003 and frozen on December 31, 2016. Mr. Swift’s inclusion in the UK Pension Plan as an Executive of McCormick UK was requested by the Company and approved by the Trustees of the UK Pension Plan. The UK Pension Plan provides benefits based on the participant’s years of service and the final pensionable salary. As defined in the UK Pension Plan, “years of service” means all of the executive’s years of service to McCormick after becoming eligible to enter the UK Pension Plan. Mr. Swift will retain benefits accrued up to the date of his withdrawal in accordance with the UK Pension Plan’s terms.

Personal Benefits

The Named Executive Officers received a limited number of personal benefits, including a fixed car allowance and fixed executive benefit allowance for expenses associated with financial planning and wellness. These benefits make up a small portion of the total compensation of our Named Executive Officers and we believe the retention value of these benefits exceeds the cost of such benefits to McCormick. The Company does not provide tax gross-ups for personal benefits, such that these benefits are fully taxable to the recipient.

Company Airplane

McCormick maintains a Company airplane. It is preferred that the CEO and other executives, including the Named Executive Officers, use McCormick’s airplane whenever air travel is required for business purposes. This provides for a more efficient use of their time given the greater likelihood of direct flights and improved flight times than are available commercially. It also provides a more secure traveling environment where sensitive business issues may be discussed, and enhances personal security. In 2020 and as a result of the global COVID-19 pandemic, the Company airplane was used with frequency as a means to maintain business continuity and health safety in the transport of the CEO and other executives for all means of travel. Spouses, family and other guests generally may accompany the executive on the airplane when the executive is traveling. If the travel by the executive, spouse, family, or guest does not meet the United States Internal Revenue Service standard for business use, the cost of that travel is imputed as income to the executive and the executive is fully responsible for any associated tax liability. To the extent any travel on the airplane results in imputed income to the Named Executive Officer, the Company does not provide gross-up payments to cover the Named Executive Officer’s personal income tax obligation due to such imputed income. The Company does not incur any incremental out-of-pocket costs when additional passengers accompany an executive on the Company airplane.

Severance Benefits

The Company’s executive officers participate in McCormick’s Severance Plan for Executives (the “Severance Plan”). The Severance Plan provides for severance and other benefits to eligible employees if they experience an involuntary termination without “cause” or a voluntary termination for “good reason,” each as defined in the Severance Plan. An eligible employee who experiences such a termination and executes (and does not revoke) a general release of claims against the Company will receive the payments and benefits described below under “Potential Payments Upon Termination or Change in Control.” The Change in Control features of the Severance Plan are needed to allay the uncertainty that executives can experience while the possibility of a Change in Control exists, thereby allowing them to both operate in the best interests of the Company and stockholders, as well as to remain at the Company through the desired retention period. The Board believes that the Severance Plan allows the Company’s executives to continue effectively executing their management responsibilities without being influenced by the uncertainty of their personal situations. In the event of an involuntary termination outside of a Change in Control situation, we consider these benefits important to attract executive talent to the Company. In addition, they help create a stable work environment in which the executives are provided certain economic benefits in the event their employment is terminated. A general release from claims is required to obtain these benefits, making this a mutually beneficial arrangement.

For additional information on the above benefits, see the “All Other Compensation” column and related footnotes to the Summary Compensation Table.

Performance-Based Compensation and Risk

The Compensation and Human Capital Committee considers risk as well as motivation when establishing performance criteria. During fiscal 2020, the Compensation and Human Capital Committee engaged in a process of reviewing all of the Company’s incentive compensation plans to determine whether the Company’s compensation policies and practices foster risk taking above the level of risk associated with the Company’s business model. In the course of its examination, the Committee evaluated:

•	The balance of performance and the quality and sustainability of performance;
•	The mix between annual and long-term incentives;
•	The relationship between performance criteria for annual and long-term incentive awards;
•	Competitive practices;
•	Share retention requirements;
•	Service period requirements for certain equity awards; and
•	Clawback provisions.

On the basis of this review, the Compensation and Human Capital Committee determined that the Company’s incentive compensation plans are appropriately structured and do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Clawback Provisions

McCormick’s 2013 Omnibus Incentive Plan, as amended and restated (the “2013 Plan”), which was approved by stockholders at the 2013 Annual Meeting, and amended at the 2019 Annual Meeting, and the prior 2007 Omnibus Incentive Plan, which was replaced by the 2013 Plan, outlines circumstances under which share-based and cash-based awards made under that plan may be forfeited, annulled, and/or reimbursed to McCormick. Such circumstances include:

•	a forfeiture of the gain realized by a participating employee on account of actions taken by the employee in violation of restrictive covenants and other provisions in the award agreements issued under the 2013 Plan, and/or
•	finding by the Compensation and Human Capital Committee that a participating employee has been terminated for cause (“cause” means, as determined by the Compensation and Human Capital Committee, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of, or plea of nolo contender to, a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of those agreements between the participant and McCormick or an affiliate, as specified in the 2013 Plan).

Furthermore, if McCormick is required to prepare an accounting restatement due to the material noncompliance of McCormick, as a result of misconduct, with any financial reporting requirement under the securities laws, then (i) the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, and (ii) any participant who (a) knowingly engaged in the misconduct, (b) was grossly negligent in engaging in the misconduct, (c) knowingly failed to prevent the misconduct, or (d) was grossly negligent in failing to prevent the misconduct, is required to reimburse McCormick the amount of any payment in settlement of an award earned or accrued under the 2013 Plan during the twelve month period following the public issuance or Exchange Act filing (whichever first occurred) of the financial document that contained such material noncompliance.

In addition, any award granted pursuant to the 2013 Plan shall be subject to mandatory repayment by the participant to McCormick to the extent the participant is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule, regulation or stock exchange listing standard, or (b) any law, rule, regulation or stock exchange listing standard that imposes mandatory recoupment under the circumstances set forth in such law, rule, regulation or listing standard.

Share Ownership Guidelines for Executive Officers

We believe our executive officers should be invested in the success of the organization they lead, and thus the Compensation and Human Capital Committee adopted share ownership guidelines in 2004. These guidelines themselves further act as a risk mitigation tool as they result in a meaningful long-term interest in McCormick’s future success.

Annually, the Committee reviews our share ownership guidelines as compared to those of the Market Group companies. Based upon its most recent review, the Committee concluded that no changes were necessary to the previously established guidelines, which are as follows:

Multiple of Base Pay
CEO	6.0x
Executive Vice President and executive officers serving as Presidents of major business units	3.0x
All Other Executive Officers	2.0x

Shares owned by an executive officer include common stock allocated to the officer’s 401(k) plan account as well as other shares which are beneficially owned, directly or indirectly, by the officer, but do not include shares available under vested but unexercised options.

All executive officers have five years from their appointment as an executive officer to meet these guidelines, and their stock ownership is reviewed annually by the Compensation and Human Capital Committee. Based on the closing price of the Common Stock on the Record Date, all of our Named Executive Officers satisfy the guidelines.

Performance-Based Compensation – Section 162(m)

The Compensation and Human Capital Committee annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the Named Executive Officers in the U.S., under Section 162(m) of the Internal Revenue Code. Pursuant to Section 162(m), compensation paid to certain executive officers in excess of $1,000,000 generally is not deductible. However, before the effective date of the 2017 tax reform legislation, amounts in excess of $1,000,000 were deductible if they qualify as “performance-based compensation.” With respect to awards made before the 2017 tax reform legislation, the Committee endeavored to structure the executive compensation program so that each executive’s compensation will generally be fully deductible. However, the Committee retained the right to approve compensation that was not fully deductible under Section 162(m). The compensation paid pursuant to our cash-based annual and long-term incentive programs was intended to qualify as “performance-based compensation” for purposes of Section 162(m) for all years in which the “performance-based compensation” exception was in effect. Base salaries did not qualify as “performance-based compensation” pursuant to the requirements of Section 162(m).

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The 2017 tax reform legislation removed the “performance-based compensation” exception from Section 162(m). Accordingly, awards made after November 2, 2017, generally are not eligible for the “performance-based compensation” exception and will not be deductible to the extent that they cause the compensation of the affected executive officers to exceed $1,000,000 in any year. Awards that were made and subject to binding written contracts in effect on November 2, 2017, are “grandfathered” under prior law and can still qualify as deductible “performance-based compensation,” even if paid in future years. The Committee will continue to monitor these awards and endeavor to ensure that they are deductible if and when paid.

Compensation and Human Capital Committee Report

The Compensation and Human Capital Committee of the Board of Directors has reviewed the foregoing Compensation Discussion and Analysis with management and, based on these reviews and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in McCormick’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, and in this proxy statement.

Submitted by:	Compensation and Human Capital Committee
W. Anthony Vernon, Chair Michael D. Mangan Margaret M.V. Preston Jacques Tapiero

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

All Company share data included in the following executive compensation tables has been adjusted to reflect the impact of the Company’s two-for-one stock split effected on November 30, 2020.

The following table sets forth the compensation earned during the applicable fiscal year by individuals serving as our CEO and CFO during fiscal 2020, and each of the other three most highly compensated executive officers of McCormick who were executive officers as of the end of fiscal 2020.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(7)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Lawrence E. Kurzius	2020	1,250,000	4,800,152	6,600,025	6,004,270	252,649	639,238	19,546,334
Chairman, President and	2019	1,250,000	4,500,216	1,500,010	4,572,938	602,170	343,851	12,769,184
Chief Executive Officer	2018	1,163,462	8,600,172	1,300,012	3,446,013	0	326,767	14,836,426
Michael R. Smith	2020	662,692	1,200,156	2,600,028	1,734,615	477,238	242,304	6,917,032
Executive Vice President and	2019	609,231	1,125,164	375,016	1,155,507	1,176,090	194,704	4,635,711
Chief Financial Officer	2018	552,692	3,500,128	250,015	680,673	0	178,269	5,161,777
Brendan M. Foley	2020	757,885	1,275,157	2,625,019	2,105,608	—	181,406	6,945,074
President, Global Consumer,	2019	722,885	1,200,134	400,023	1,416,585	—	161,426	3,901,053
Americas and Asia	2018	675,769	3,561,738	350,013	1,074,840	—	142,029	5,804,389
Jeffery D. Schwartz	2020	549,615	750,248	1,750,024	1,112,556	43,137	122,868	4,328,449
Vice President, General	2019	509,231	600,067	200,025	842,463	66,336	107,308	2,325,430
Counsel and Secretary	2018	456,154	1,350,240	175,006	693,377	0	91,756	2,766,533
Malcolm Swift(8)	2020	622,067	975,118	1,825,025	1,555,062	53,853	82,563	5,113,688
President, Global Flavor	2019	563,737	900,246	300,024	1,181,454	205,398	76,842	3,227,701
Solutions, EMEA and Chief Administrative Officer	2018	513,726	500,056	250,015	1,133,501	0	96,314	2,493,612

(1)	The Salary and Non-Equity Incentive Plan Compensation columns include amounts deferred at the election of the Named Executive Officer. For more information on the amount of cash compensation deferred for each Named Executive Officer during fiscal 2020, see the “Non-Qualified Deferred Compensation Table” below.
(2)	We are required to report the equity portion of awards made under the LTPP at the beginning of the three-year LTPP cycle, even though it will not be paid (if at all) until the end of the cycle. The amounts shown assume performance at target. The cash portion of the award, as applicable, is not reported until the end of the cycle. Both the cash and equity portions of the award, as applicable, are paid only if performance conditions are met, and the final payment amount will range from 0% to 250% of the stated target. Refer to the “Grants of Plan-Based Awards” table below for the threshold, target, and maximum amounts that can be earned. Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 related to the equity component of the FY2018-FY2020, FY2019-FY2021 and FY2020-FY2022 LTPP cycles. For a discussion of the assumptions used in determining these values, see Note 12 to our 2020 financial statements.
(3)	Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to each fiscal year for each Named Executive Officer related to grants of stock options pursuant to our 2013 Omnibus Incentive Plan. In addition, the amounts reported for fiscal 2020 include a performance stock option, the value of which at the date of grant assumes the highest level of the performance condition is satisfied. For a discussion of the assumptions used in determining these values, see Note 12 to our 2020 financial statements.
(4)	Amounts shown represent the cash awards earned by the Named Executive Officer under our annual performance-based incentive compensation program for each performance period. For further information, see the “Grants of Plan-Based Awards” table and accompanying footnotes below. Amounts shown for each fiscal year also include cash awards paid to participants for three three-year LTPP cycles, the first beginning on December 1, 2015 and ending on November 30, 2018, the second beginning on December 1, 2016 and ending on November 30, 2019 and the third beginning on December 1, 2017 and ending on November 30, 2020.
(5)	Amounts represent the actuarial change in the present value of the Named Executive Officer’s benefit under our defined benefit pension plan and SERP, except for Mr. Swift’s which is based on the UK Pension Plan. While these amounts appear as a lump sum, the normal form of payment is an annuity and the plan does not currently allow a lump sum payment for these benefits. The pension number reported is an accounting value and was not realized by the Named Executive Officer during 2020. Mr. Foley is not eligible for the Pension Plan or SERP.

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(6)	Amounts shown for fiscal 2020 are made up of the following:

Name	Executive Auto Allowance	Executive Benefit Allowance	Executive Financial Counseling Program	Excess Liability Policy (Annual Premiums)	Employer Matching Funds under McCormick 401(k) Plan	Company Contributions to Deferred Compensation Accounts*	Profit Sharing	Transition Credits	Cash in Lieu of Pension**	Personal Use of Company Airplane***
Lawrence E. Kurzius	$22,000	$17,000	$17,854	$501	$14,250	$164,397	$107,188	$65,759	—	$230,289
Michael R. Smith	$22,000	$17,000	$17,854	$501	$14,250	$57,910	$43,296	$69,492	—	—
Brendan M. Foley	$22,000	$17,000	$15,947	$501	$14,250	$64,473	$47,234	—	—	—
Jeffery D. Schwartz	$22,000	$17,000	$0	$501	$14,250	$37,854	$31,262	—	—	—
Malcolm Swift	$19,328	$23,994	—	—	—	—	—	—	$39,240	—

*	See discussion below under “Non-Qualified Deferred Compensation.”
**	Amount shown for Mr. Swift reflects a cash allowance in the amount of £2,453 per month, which began in April 2016 and continued on a monthly basis through fiscal 2020 (converted to U.S. dollars of $39,240 for fiscal 2020, see footnote (8) below). This allowance is provided due to legislative changes to UK pension laws in 2016 that resulted in limitations of accrued pension benefits for both the annual and lifetime allowances for many highly-compensated participants. As a result, Mr. Swift elected to withdraw from the UK Pension Plan in April 2016. Consistent with UK market practice and in order to continue to provide him with a competitive level of benefit (since he no longer accrues retirement benefits in the McCormick Plans), Mr. Swift is provided this cash allowance.
***	Amount shown reflects an approximate aggregate incremental cost to McCormick for personal use by Mr. Kurzius and/or his spouse of McCormick’s aircraft to travel to and from his out-of-state home. Due to COVID-19, the Board passed a resolution in April 2020 and again in November 2020 mandating that Mr. Kurzius use McCormick’s aircraft for any air travel where possible, including without limitation any travel to and from his home location, when not using it may present a health and safety risk to him until the COVID-19 outbreak has subsided or as otherwise directed by the Board.

(7)	Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 related to the equity component, assuming performance at target, of the FY2020-FY2022 LTPP cycle, and the granting of RSUs on March 27, 2019, as detailed in the table below:

			April 1, 2020 RSU Vesting Schedule (in shares)
Name	FY2020-FY2022 LTPP Cycle	April 1, 2020 Grant	March 15, 2021	March 15, 2022	March 15, 2023	Total Grant
Lawrence E. Kurzius	$3,200,033	$1,600,119	7,967	7,967	7,968	23,902
Michael R. Smith	$800,092	$400,063	1,992	1,992	1,992	5,976
Brendan M. Foley	$850,056	$425,101	2,116	2,116	2,118	6,350
Jeffery D. Schwartz	$500,142	$250,107	1,245	1,245	1,246	3,736
Malcolm Swift	$650,033	$325,085	1,618	1,618	1,620	4,856

(8)	Mr. Swift is located in the U.K., and, while the amounts shown in the table and accompanying footnotes are expressed in U.S. dollars, certain components of his compensation are paid in British pounds. These components were converted to U.S. dollars using the exchange rate of 1.333 as of November 30, 2020, the last business day of the Company’s fiscal year.

Narrative to the Summary Compensation Table

McCormick does not maintain any employment agreements with the Named Executive Officers or other executive officers, except where required by law. In addition, dividends are not accrued or paid on unexercised unvested equity awards. The Company does not provide tax gross-ups for personal benefits or for the use of the Company airplane by Named Executive Officers.

As required under U.K. law, Mr. Swift has an employment agreement with the Company. The terms of Mr. Swift’s employment agreement include base salary, notice of eligibility to participate in a bonus scheme operated by McCormick, eligibility to participate in the UK Pension Plan (which has been closed to new entrants), Group Income Protection and Private Medical Insurance and receive the automobile and executive allowances. The agreement also includes “notice to terminate employment” requirements for McCormick and Mr. Swift as well as “post termination obligations” of non-competition and non-solicitation.

Regarding personal use of McCormick’s aircraft, the incremental cost set forth in the footnotes to the Summary Compensation Table above is calculated based on the average variable cost of operating the aircraft. Variable costs include fuel, repairs, travel expenses for the flight crews, and other miscellaneous expenses. The total annual variable costs are divided by the total number of hours flown by the aircraft during the fiscal year to determine an average variable cost per hour. The average variable cost per hour is multiplied by the hours flown for personal use to derive the incremental cost to McCormick. This methodology excludes fixed costs that do not change based on usage, such as salaries and benefits for the flight crews, taxes, rent, depreciation and insurance. Also, if an aircraft travels empty before picking up or after dropping off a passenger flying for personal reasons, this “deadhead” segment would be included in the incremental cost attributable to overall travel. For all other personal benefits reported in the table above (e.g., car allowances, executive benefit allowances), amounts represent the actual cash cost to McCormick for providing the respective benefit.

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Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards by McCormick during fiscal 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)(3)	($)	($)	(#)	(#)(4)	(#)	(#)	(#)(6)	($/Sh)(7)	($)
Lawrence E. Kurzius	—	562,500(1)	1,875,000(1)	3,750,000(1)	—	—	—	—	—	—	—
	12/1/2019	—(2)	—(2)	—(2)	9,511(3)(4)	38,044(4)	95,110(4)	—	—	—	3,200,033(8)
	4/1/2020	—	—	—	—	—	—	23,902	120,620	69.31	3,200,144(9)
	11/30/2020	—	—	—	—	532,198(5)	—	—	—	93.49	5,000,000(10)
Michael R. Smith	—	204,000(1)	680,000(1)	1,360,000(1)	—	—	—	—	—	—	—
	12/1/2019	—(2)	—(2)	—(2)	2,378(3)(4)	9,512(3)(4)	23,780(3)(4)	—	—	—	800,092(8)
	4/1/2020	—	—	—	—	—	—	5,976	30,156	69.31	800,083(9)
	11/30/2020	—	—	—	—	234,168(5)	—	—	—	93.49	2,200,008(10)
Brendan M. Foley	—	231,000(1)	770,000(1)	1,540,000(1)	—	—	—	—	—	—	—
	12/1/2019	—(2)	—(2)	—(2)	2,527(3)(4)	10,106(3)(4)	25,265(3)(4)	—	—	—	850,056(8)
	4/1/2020	—	—	—	—	—	—	6,350	32,040	69.31	850,111(9)
	11/30/2020	—	—	—	—	234,168(5)	—	—	—	93.49	2,200,008(10)
Jeffery D. Schwartz	—	126,000(1)	420,000(1)	840,000(1)	—	—	—	—	—	—	—
	12/1/2019	—(2)	—(2)	—(2)	1,487(3)(4)	5,946(3)(4)	14,865(3)(4)	—	—	—	500,142(8)
	4/1/2020	—	—	—	—	—	—	3,736	18,848	69.31	500,125(9)
	11/30/2020	—	—	—	—	159,660(5)	—	—	—	93.49	1,500,006(10)
Malcolm Swift	—	189,953(1)	633,175(1)	1,266,350(1)	—	—	—	—	—	—	—
	12/1/2019	—(2)	—(2)	—(2)	1,932(3)(4)	7,728(3)(4)	19,320(3)(4)	—	—	—	650,033(8)
	4/1/2020	—	—	—	—	—	—	4,856	24,502	69.31	650,104(9)
	11/30/2020	—	—	—	—	159,660(5)	—	—	—	93.49	1,500,006(10)

(1)	Amounts shown represent the threshold, target and maximum amounts that could have been earned for fiscal 2020 by each Named Executive Officer under our annual performance-based incentive compensation plan. The actual amounts earned by each Named Executive Officer are included in the fiscal 2020 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)	No amounts shown as, beginning with the FY2019-FY2021 LTPP cycle, there is no longer a cash component for LTPP. See discussion above under “Compensation Discussion and Analysis.”
(3)	Amounts shown represent the minimum amounts payable or shares earned if the threshold performance goals are achieved. No payments will be made or shares issued for performance below the threshold level.
(4)	Amounts represent the threshold, target and maximum amount (in shares) that could be earned under the stock component of the FY2020-FY2022 LTPP cycle.
(5)	Amounts represent performance stock options granted under the 2013 Omnibus Incentive Plan. Such stock options will vest following the third year of the grant date, subject to continued employment, and will be exercisable in three tranches based on growth of 60%, 80%, and 100% in the value of our Common Stock Non-Voting from the value on the grant date (at an average price over thirty trading days at any time) by the close end of fiscal year 2025. See discussion above under “Compensation Discussion and Analysis.”
(6)	Amounts shown include awards of stock options under the 2013 Omnibus Incentive Plan. Stock options granted in 2020 will vest ratably over three years (subject to certain acceleration provisions, as discussed under “Potential Payments upon Termination or Change in Control” below).
(7)	The exercise price of the stock options is equal to the closing price of the common stock on the grant date.
(8)	Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 related to the equity component of the FY2020-FY2022 LTPP cycle based on the target amount payable if the performance conditions are met. For a discussion of the assumptions used in determining these values, see Note 12 to our 2020 financial statements.
(9)	Amounts shown represent the grant date fair value of each equity award granted during fiscal 2020 for each Named Executive Officer. For a discussion of the assumptions used in determining these values, see Note 12 to our 2020 financial statements.
(10)	Amounts shown represent the grant date fair value of performance stock options granted for each Named Executive Officer. For a discussion of the assumptions used in determining these values, see Note 12 to our 2020 financial statements.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by each Named Executive Officer as of November 30, 2020.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Lawrence E. Kurzius				177,399	(1)	93.49	11/30/2030	(2)
	0	120,620	(3)			69.31	4/1/2030
	36,350	72,702	(4)			73.70	3/27/2029
	85,384	42,696	(5)			52.98	3/27/2028
	255,538	0				49.03	3/28/2027
	200,000	0				49.96	3/29/2026
	119,906	0				38.15	3/24/2025
	98,400	0				35.55	3/25/2024
									38,044	(6)	3,556,734
									40,604	(7)	3,796,068
									8,502	(9)	794,852
									28,042	(10)	2,621,647
									13,988	(11)	1,307,738
									23,902	(12)	2,234,598
Michael R. Smith				78,056	(1)	93.49	11/30/2030	(2)
	0	30,156	(3)			69.31	4/1/2030
	9,088	18,176	(4)			73.70	3/27/2029
	16,420	8,212	(5)			52.98	3/27/2028
	42,590	0				49.03	3/28/2027
	20,000	0				49.96	3/29/2026
	19,986	0				38.15	3/24/2025
									9,512	(6)	889,277
									10,152	(7)	949,110
									1,636	(13)	152,950
									14,022	(14)	1,310,917
									3,498	(15)	327,028
									5,976	(16)	558,696
Brendan M. Foley				78,056	(1)	93.49	11/30/2030	(2)
	0	32,040	(3)			69.31	4/1/2030
	9,694	19,388	(4)			73.70	3/27/2029
	22,988	11,496	(5)			52.98	3/27/2028
	68,144	0				49.03	3/28/2027
	57,144	0				49.96	3/29/2026
	39,970	0				38.15	3/24/2025
									10,106	(6)	944,810
									10,828	(7)	1,012,310
									50,000	(17)	4,674,500
									2,290	(18)	214,092
									3,732	(19)	348,905
									6,350	(20)	593,662

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	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Jeffery D. Schwartz				53,220	(1)	93.49	11/30/2030	(2)
	0	18,848	(3)			69.31	4/1/2030
	4,846	9,696	(4)			73.70	3/27/2029
	11,492	5,750	(5)			52.98	3/27/2028
	39,752	0				49.03	3/28/2027
	40,000	0				49.96	3/29/2026
									5,946	(6)	555,892
									5,414	(7)	506,155
									1,146	(21)	107,140
									4,674	(22)	436,972
									1,866	(23)	174,452
									3,736	(24)	349,279
Malcolm Swift				53,220	(1)	93.49	11/30/2030	(2)
	0	24,502	(3)			69.31	4/1/2030
	7,270	14,542	(4)			73.70	3/27/2029
	16,420	8,212	(5)			52.98	3/27/2028
	56,786	0				49.03	3/28/2027
	57,144	0				49.96	3/29/2026
	39,970	0				38.15	3/24/2025
									7,728	(6)	722,491
									8,122	(7)	759,326
									1,636	(25)	152,950
									2,800	(26)	261,772
									4,856	(27)	453,987

(1)	In accordance with SEC rules, the amounts shown represent the threshold amounts of the equity component of the “VCAP” award because the performance in fiscal 2020 did not exceed the threshold performance condition for the program. See discussion above under “Compensation Discussion and Analysis.”
(2)	Any performance objectives that are not achieved by November 30, 2025, will result in the cancellation of any relevant tranches of the performance stock options.
(3)	The remaining unvested stock options will vest in equal increments on April 1 of 2021, 2022 and 2023.
(4)	The remaining unvested stock options will vest in equal increments on March 27 of 2021 and 2022.
(5)	The remaining unvested stock options will vest on March 28, 2021.
(6)	In accordance with SEC rules, the amounts shown represent the target amounts of the equity component of the FY2020-FY2022 LTPP cycle because our fiscal 2020 performance exceeds the threshold performance measure established for this LTPP cycle.
(7)	In accordance with SEC rules, the amounts shown represent the target amounts of the equity component of the FY2019-FY2021 LTPP cycle because our cumulative performance for fiscal years 2020 and 2019 exceeds the threshold performance measure established for this LTPP cycle.
(8)	In accordance with SEC rules, the amounts shown in the table are based on the closing market price of our Common Stock Non-Voting on November 30, 2020 (the last business day of our fiscal year) of $93.49.
(9)	Mr. Kurzius was granted 25,502 RSUs on March 28, 2018, 8,500 shares of which vested on March 15, 2019 and 2020 and the remaining 8,502 shares to vest on March 15, 2021. See discussion above under “Compensation Discussion and Analysis.”
(10)	Mr. Kurzius was granted 84,122 RSUs on November 27, 2018, 28,040 shares of which vested on November 27, 2019 and 2020 with the remaining 28,042 shares to vest on November 27, 2021. See discussion above under “Compensation Discussion and Analysis.”
(11)	Mr. Kurzius was granted 20,982 RSUs on March 27, 2019, 6,994 shares of which vested on March 15, 2020 with another 6,994 shares to vest on March 15 , 2021 and 2022. See discussion above under “Compensation Discussion and Analysis.”
(12)	Mr. Kurzius was granted 23,902 RSUs on April 1, 2020, 7,966 shares of which will vest on each March 15, 2021 and 2022 with another 7,970 shares scheduled to vest March 15, 2023. See discussion above under “Compensation Discussion and Analysis.”
(13)	Mr. Smith was granted 4,904 RSUs on March 28, 2018, 1,634 shares of which vested on March 15, 2019 and 2020 and the remaining 1,636 shares to vest on March 15, 2021. See discussion above under “Compensation Discussion and Analysis.”
(14)	Mr. Smith was granted 42,062 RSUs on November 27, 2018, 14,020 shares of which vested on November 27, 2019 and 2020 with the remaining 14,022 shares to vest on November 27, 2021. See discussion above under “Compensation Discussion and Analysis.”

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(15)	Mr. Smith was granted 5,246 RSUs on March 27, 2019, 1,748 shares of which vested on March 15, 2020 with another 1,748 shares to vest on March 15, 2021 and the remaining 1,750 shares to vest on March 15, 2022. See discussion above under “Compensation Discussion and Analysis.”
(16)	Mr. Smith was granted 5,976 RSUs on April 1, 2020, 1,992 shares of which will vest on each March 15, 2021, 2022 and 2023 See discussion above under “Compensation Discussion and Analysis.”
(17)	Mr. Foley was granted 60,000 RSUs he received on December 1, 2017, 5,000 shares of which vested on each of December 1, 2018 and 2019 and 10,000 shares of which vested on December 1, 2020 with another 20,000 shares to vest on each of December 1, 2021 and 2022. See discussion above under “Compensation Discussion and Analysis.”
(18)	Mr. Foley was granted 6,866 RSUs on March 28, 2018, 2,288 shares of which vested on March 15, 2019 and 2020 with the remaining 2,290 to vest on March 15, 2021 . See discussion above under “Compensation Discussion and Analysis.”
(19)	Mr. Foley was granted 5,596 RSUs on March 27, 2019, 1,864 shares of which vested on March 15, 2020 with another 1,864 shares scheduled to vest on March 15, 2021 with the remaining 1,868 shares to vest on March 15, 2022. See discussion above under “Compensation Discussion and Analysis.”
(20)	Mr. Foley was granted 6,350 RSUs on April 1, 2020, 2,116 shares of which will vest on each March 15, 2021 and 2022 with another 2,118 shares scheduled to vest March 15, 2023. See discussion above under “Compensation Discussion and Analysis.”
(21)	Mr. Schwartz was granted 3,434 RSUs on March 28, 2018, 1,144 shares of which vested on March 15, 2019 and 2020 with the remaining 1,146 shares to vest on March 15, 2021. See discussion above under “Compensation Discussion and Analysis.”
(22)	Mr. Schwartz was granted 14,022 RSUs on November 27, 2018, 4,674 shares of which vested on November 27, 2019 and 2020 with the remaining 4,674 shares to vest on November 27, 2021. See discussion above under “Compensation Discussion and Analysis.”
(23)	Mr. Schwartz was granted 2,798 RSUs on March 27, 2019, 932 shares of which vested on each of March 15, 2020 with another 932 scheduled to vest March 15, 2021 with the remaining 934 shares to vest on March 15, 2022. See discussion above under “Compensation Discussion and Analysis.”
(24)	Mr. Schwartz was granted 3,736 RSUs on April 1, 2020, 1,244 shares of which will vest on each March 15, 2021 and 2022 with another 1,248 shares scheduled to vest March 15, 2023. See discussion above under “Compensation Discussion and Analysis.”
(25)	Mr. Swift was granted 4,904 RSUs on March 28, 2018, 1,634 shares of which vested on March 15, 2019 and 2020 and the remaining 1,636 shares to vest on March 15, 2021. See discussion above under “Compensation Discussion and Analysis.”
(26)	Mr. Swift was granted 4,198 RSUs on March 27, 2019, 1,398 shares of which vested on March 15, 2020 with another 1,398 shares scheduled to vest March 15, 2021 with the remaining 1,402 shares to vest on March 15, 2022. See discussion above under “Compensation Discussion and Analysis.”
(27)	Mr. Swift was granted 4,856 RSUs on April 1, 2020, 1,618 shares of which will vest on each March 15, 2021 and 2022 with another 1,620 shares scheduled to vest March 15, 2023. See discussion above under “Compensation Discussion and Analysis.”

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Option Exercises and Stock Vested in Last Fiscal Year

The following table sets forth equity awards exercised and/or vested during fiscal 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Lawrence E. Kurzius	101,200	6,575,470	81,538	7,188,952
Michael R. Smith	16,800	910,560	28,800	2,487,704
Brendan M. Foley	0	0	19,228	1,641,358
Jeffery D. Schwartz	39,182	2,203,559	11,788	1,046,010
Malcolm Swift	49,200	2,717,562	30,230	2,584,869
(1)	The amounts shown are calculated based on the difference between the closing market price of our common stock on the date of exercise and the exercise price of the options, multiplied by the number of shares for which the options were exercised. The actual value realized by each Named Executive Officer, after payment of related taxes and fees, was as follows: Mr. Kurzius - $3,356,191, Mr. Smith - $474,197, Mr. Schwartz - $1,136,187, and Mr. Swift - $1,439,955.
(2)	The amounts shown reflect shares that vested for each Named Executive Officer as detailed in the table below, including shares awarded for the equity portion of awards made under the FY2018-FY2020 LTPP cycle. The amounts shown for the value of these shares are calculated based on the closing market price of our Common Stock Non-Voting on the vesting date of $93.49, which was November 30, 2020 (the last business day of our fiscal year). For the remaining RSUs, the value realized on vesting is calculated based on the closing market price of our common stock on the date of vesting, multiplied by the number of vested shares, while the actual value realized by each Named Executive Officer is after payment of related taxes and fees. For the shares that vested for Messrs. Kurzius and Smith per the RSU grant from March 2017, the actual value realized after payment of related taxes and fees will not be known until those shares are delivered, which will not be until the earliest of (i) six months following separation from service, (ii) death, or (iii) total and permanent disability.

					Equity Grant March 2018 and 2019			Special Equity Awards
Name	LTPP Cycle FY18-FY20	LTPP Cycle FY18-FY20 Value at FYE	RSUs Granted March 2017	Value Realized on Vesting	Shares	Value Realized on Vesting	Actual Value Realized	Shares	Value Realized on Vesting	Actual Value Realized
Lawrence E. Kurzius	37,432	$3,499,518	572	$37,991	15,494	$1,029,073	$556,180	28,040	$2,622,371	$1,355,702
Michael R. Smith	7,198	$672,941	4,200	$278,954	3,382	$224,624	$121,544	14,020	$1,311,185	$679,534
Brendan M. Foley	10,076	$942,005	—	$0	4,152	$275,765	$142,399	5,000	$423,588	$220,435
Jeffery D. Schwartz	5,038	$471,003	—	$0	2,076	$137,883	$71,067	4,674	$437,124	$225,950
Malcolm Swift	7,198	$672,941	—	$0	3,032	$201,378	$106,667	20,000	$1,710,550	$906,592

Retirement Benefits

Pension Plan and Supplemental Executive Retirement Plan

McCormick’s U.S. tax-qualified pension plan for employees in the U.S. is a defined benefit, non-contributory plan. Similar to all other participants in the plan, Messrs. Kurzius, Smith, and Schwartz are eligible to participate in the plan. Mr. Foley is not eligible for the U.S. plan. Mr. Swift is also not eligible for the U.S. plan, but participated in the UK Pension Plan described below until he elected to withdraw from it in April 2016. The normal retirement age pursuant to the pension plan is 65, however a participant may retire as early as 55 with their benefits reduced 5/12 of 1% per month for each month that the participant is less than age 65. As of November 30, 2020, Mr. Kurzius was eligible for early retirement with reduced benefits. Effective January 1, 2012, the pension plan was closed to new entrants; however, persons who were employees prior to January 1, 2012 continue to accrue benefits under the pension plan in accordance with its existing terms after January 1, 2012. Additionally, on January 3, 2017, a decision was made to freeze the U.S. tax-qualified pension plan effective December 1, 2018, at which point additional benefits ceased to accrue.

The plan provides benefits (which are reduced by an amount equal to 50% of the participant’s Social Security benefit for those employees hired before December 1, 2000) based on the participant’s years of service and the highest average compensation over a period of five consecutive years. As defined in the plan, “years of service” means all of the executive’s years of service to McCormick after becoming eligible to enter the plan (generally after one year of employment with McCormick). However, if a participant experiences a total and permanent disability prior to age 65, the participant’s benefit will be based upon the participant’s years of service as if he or she had served to the later of age 65 or five years after the total disability and compensation as of the date of the total and permanent disability. Also as defined in the pension plan, “highest average compensation” means base pay only for employees hired prior to December 1, 2000, and base pay and annual incentive bonus for employees hired on or after December 1, 2000. Mr. Smith was hired prior to December 1, 2000. Messrs. Kurzius and Schwartz were hired after December 1, 2000.

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McCormick’s pension plan for employees based in the U.K. is the UK Pension Plan, which is a defined benefit, contributory plan. The UK Pension Plan was closed in 2003 and all benefits under it were frozen from December 31, 2016. The normal retirement age pursuant to the UK Pension Plan is 65; however, a participant may retire as early as age 55 with a reduction in benefit entitlement based on Actuarial tables. The UK Pension Plan provides benefits based on the participant’s years of service and the final pensionable salary (i.e., base pay less Basic State Pension offset). As defined in the UK Pension Plan, “years of service” means all of the executive’s years of service to McCormick after becoming eligible to enter the UK Pension Plan. Mr. Swift’s inclusion in the UK Pension Plan as an Executive of McCormick UK was requested by the Company and approved by the Trustees of the UK Pension Plan where he remained an active member until he elected to withdraw from it in April 2016.

Mr. Kurzius also participates in the senior executive program of the supplemental executive retirement plan (“SERP”), which was adopted in 1979, while Mr. Smith participates in the executive program of the SERP. As noted above, the Compensation and Human Capital Committee closed the senior executive SERP program to new entrants and, on January 3, 2017, a decision was made to freeze the SERP effective February 1, 2017, for all participants, at which point additional benefits ceased to accrue for participants in the SERP, including the above Named Executive Officers. The SERP provided a limited group of senior executives age 50 and older with an inducement to retire before age 65 by providing participating executives with an additional month of service credit for each month of service in the SERP between ages 55 and 60. For participants hired prior to December 1, 2000, the SERP includes a significant portion of the executives’ annual bonuses in the calculation of pension benefits. Specifically, the calculation of average monthly earnings includes 90% of 1/12 of the average of the five highest annual bonuses payable for any five of the ten calendar years immediately preceding termination. For participants hired on or after December 1, 2000, the SERP is calculated by multiplying the benefit amount by a factor based upon the Named Executive Officer’s wage grade at the date of retirement.

If the participating executive experiences a termination by McCormick without cause prior to age 55, the executive’s SERP benefit will vest immediately upon such termination and will be based upon the executive’s years of service and compensation as of the date of the termination. Only an annuity form of benefit is permitted under both the qualified plan and the SERP, except in the event of a change in control, and in that event, a lump sum benefit is paid under the SERP but not under the qualified plan. While benefits under the SERP have been frozen effective February 1, 2017, executives who were participating in the SERP program will retain benefits accrued up to that date in accordance with the SERP’s terms.

The following table sets forth the accumulated benefit payable upon retirement to each of the Named Executive Officers pursuant to our defined benefit plans and the SERP.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Lawrence E. Kurzius	Pension Plan	13 yrs. 10 mos.	564,964	0
	SERP	16 yrs. 1 mo.	4,735,038	0
Michael R. Smith	Pension Plan	26 yrs. 6 mos.	1,611,263	0
	SERP	24 yrs. 8 mos.	1,978,830	0
Brendan M. Foley(3)	Pension Plan	—	—	—
	SERP	—	—	—
Jeffery D. Schwartz(4)	Pension Plan	9 yrs. 5 mos.	256,852	0
	SERP	—	—	—
Malcolm Swift(5)	UK Pension Plan	11 yrs. 1 mo.	1,125,052	0

(1)	Represents the number of years of service credited to the Named Executive Officer under the respective plan, computed as of the same pension plan measurement date used pursuant to our fiscal 2020 financial statements (November 30, 2020). Actual years of service are as follows: Mr. Kurzius – 15 yrs, 11 mos; Mr. Smith – 29 yrs, 6 mos; Mr. Foley – 6 yrs, 6 mos; Mr. Schwartz – 12 yrs, 5 mos; and Mr. Swift – 15 yrs, 11 mos. The difference in Mr. Kurzius’ credited service between the two plans is due to the additional credit provided by the SERP for each month of service in the Plan after age 55. The difference in Mr. Smith’s credited service between the two plans is due to the SERP being frozen as of February 1, 2017.
(2)	Amounts represent the actuarial present value of the Named Executive Officer’s accumulated benefit under each respective plan, computed as of the same pension plan measurement date used pursuant to our fiscal 2020 financial statements. For a discussion of the assumptions used in this valuation, see Note 11 to our fiscal 2020 financial statements. All assumptions are the same for purposes of the above calculation, other than the assumed retirement age is age 62, the earliest age at which the executives may retire with unreduced benefits.
(3)	Mr. Foley is not eligible for the Pension Plan or SERP.
(4)	Mr. Schwartz does not meet the requisite criteria for inclusion in the SERP.
(5)	As noted previously, Mr. Swift elected to withdraw from the UK Pension Plan in April 2016.

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Non-Qualified Deferred Compensation

Effective January 1, 2000, McCormick adopted a deferred compensation plan, which was subsequently incorporated into a similar deferred compensation plan effective January 1, 2005 (collectively, the “DCP”), that allowed a limited number of management employees in the U.S., including each of the Named Executive Officers, to defer up to 80% of their base salary and up to 80% of their annual incentive each year. These percentages were chosen to provide maximum deferral flexibility while requiring sufficient non-deferral salary out of which federal withholding and certain other payroll-based items could be funded. McCormick made no contributions to the plan.

Effective January 1, 2014, McCormick adopted a Defined Contribution Restoration Plan (“DCRP”), which provided deferred compensation for a select group of management employees (hired on or after January 1, 2012), including eligible Named Executive Officers. The plan restored benefits that would have accrued under the McCormick 401(k) Retirement Plan, but were restricted due to the limits on compensation imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code. Employees were not able to contribute to the DCRP. Annually, the Company made a profit sharing contribution to the participant’s account equal to 3% of eligible compensation in excess of the limits imposed by the Internal Revenue Service. On January 3, 2017, and in connection with the establishment of the Non-Qualified Retirement Savings Plan, a decision was made to freeze the current DCRP effective February 1, 2017.

Company contributions to the DCRP vest in increments of 10% per year beginning when the participant reaches age 50 and is fully vested at age 60. Any unvested contributions are forfeited upon separation. If the separation is the result of a change in control, disability, death, constructive discharge or discharge by the Company without cause, the participant’s account balance is deemed to be vested. In most cases, the DCRP vested account balance is paid as a lump sum six months after the participant’s retirement or termination of employment. If the separation is a result of disability, change in control or death, the lump sum is paid upon separation.

In light of the aforementioned freezing of the SERP and defined benefit pension plan, on January 3, 2017, McCormick adopted amendments to the DCP establishing a Non-Qualified Retirement Savings Plan (the “NQRSP”), effective February 1, 2017, to provide for additional retirement benefits for certain employees, including the Named Executive Officers. Under the NQRSP, certain management employees in the U.S., including the Named Executive Officers, may defer up to 80% of their total cash compensation (base salary and annual incentive bonus). Employees are permitted to elect separate deferral percentages for the amounts of such compensation up to the annual compensation limit established by the IRS for the 401(k) plan, currently $285,000 for 2020 (the “IRS Limit”) and the amounts of compensation in excess of the IRS Limit. Beginning in 2018, McCormick made a matching contribution to the deferred compensation account of eligible employees who defer compensation above the IRS Limit up to 4% of such amount for the 2018 calendar year and up to 5% of such amount thereafter. Additionally, employees, including the Named Executive Officers receive an annual contribution by McCormick into their deferred compensation account equal to 3% of the compensation amount in excess of the IRS Limit. In addition, to account for a portion of the benefit that would have been received under the SERP, and that will not be received under the NQRSP, the Company (i) provided certain executives, including Messrs. Kurzius and Smith, with one time restricted stock unit grants during fiscal 2017, and (ii) is providing certain executives, including Messrs. Kurzius and Smith, with transition credits to their deferred compensation account that are a percentage of compensation in excess of the IRS Limit. Such transition credits were contributed for a 46-month period that began on February 1, 2017 and continued through November 30, 2020. These contributions and transition credits are included in the Summary Compensation Table above (as fiscal 2019 compensation).

In most cases, deferred amounts plus earnings in the NQRSP are paid upon the participant’s retirement or termination of employment. For deferrals made prior to 2005, upon a participant’s termination of employment, the plan balance is paid on a lump-sum basis. Upon retirement, the plan balance is paid in either a lump sum or in 5, 10, 15, or 20-year installments based on the participant’s election made at the time of the deferral. For deferrals made in 2005 and beyond, the plan balance is paid six months following retirement or termination in either a lump sum or in 5, 10, 15, or 20-year installments based on the participant’s election made at the time of the deferral. Account balances under the plan are held in a “rabbi” trust and, until distributed to the participants, are available to satisfy the claims of McCormick’s creditors.

For all plan participants, including each of the participating Named Executive Officers, the deferred amounts are recorded in a notional deferred compensation account and change in value based upon the gains and losses of benchmark fund alternatives. With limited exceptions, these fund alternatives are the same as those available under the McCormick 401(k) Retirement Plan. Participants may generally elect to change their fund choices at any time (there are certain restrictions applicable to participants who are subject to Section 16 of the Exchange Act).

Mr. Swift is not eligible to participate in the NQRSP, and there is no comparable plan in the U.K.

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The following table sets forth the Named Executive Officers’ contributions, McCormick contributions, account earnings and aggregate balance under the non-qualified deferred compensation plans as of November 30, 2020.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)		Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Lawrence E. Kurzius	714,587	366,785	(5)	1,359,744	0	11,915,024
Michael R. Smith	144,320	441,101	(6)	136,400	0	2,000,744
Brendan M. Foley	77,368	103,158	(7)	50,558	0	680,370
Jeffery D. Schwartz	45,424	60,566	(8)	35,759	0	351,576
Malcolm Swift(9)	—	—		—	—	—
(1)	Amounts represent deferrals of compensation by each respective Named Executive Officer during fiscal 2020 as follows: Mr. Kurzius - $250,000 (salary), $464,588 (non-equity incentive plan compensation); Mr. Smith - $66,269 (salary), $78,051 (non-equity incentive plan compensation); Mr. Foley - $40,385 (salary), $36,984 (non-equity incentive plan compensation); and Mr. Schwartz - $29,307 (salary), $16,117 (non-equity incentive plan compensation). The salary amounts are included with the “Salary” column of the “Summary Compensation Table” above. The non-equity incentive plan compensation amounts are fiscal 2019 annual incentive compensation that was paid during fiscal 2020 and thus are not included in the Summary Compensation Table for fiscal 2020. The “Executive Contributions in Last Fiscal Year” column does not include executive contributions made in fiscal 2021 relating to non-equity incentive plan compensation earned in fiscal 2020.
(2)	As described above under “Non-Qualified Deferred Compensation,” amounts represent a 3% profit sharing above the IRS Limit, Non-Qualified Retirement Savings Plan (NQRSP) match contribution, transition credits and a vested transition credit amount. These non-elective contributions and transition credits were earned in fiscal 2020 and deposited into the Named Executive Officers’ respective NQRSP accounts in January 2021.
(3)	Non-qualified deferred compensation earnings are not above-market or preferential and therefore these amounts are not reported in the “Summary Compensation Table” above.
(4)	Of these amounts, the following deferred amounts (from salary and/or bonus) are included in the Summary Compensation Table above (either as fiscal 2018, 2019 or 2020 compensation) for each Named Executive Officer: Mr. Kurzius - $1,943,485; Mr. Smith - $370,339; Mr. Foley - $199,795; and Mr. Schwartz - $113,866.
(5)	Mr. Kurzius amounts represent the following - Company contributions include a match into the Non-Qualified Retirement Savings Plan of $164,397, 3% Profit Sharing (above the IRS Limit) of $98,638, transition credit in the amount of $65,759, transition RSU vested value amount of $37,991.
(6)	Mr. Smith amounts represent the following – Company contributions include a match into the Non-Qualified Retirement Savings Plan of $57,910, 3% Profit Sharing (above the IRS Limit) of $34,746, transition credit in the amount of $69,492, transition RSU vested value amount of $278,954.
(7)	Mr. Foley amounts represent the following – Company contributions include a match into the Non-Qualified Retirement Savings Plan of $64,473 and a 3% Profit Sharing (above the IRS Limit) of $38,684. Mr. Foley is the only Named Executive Officer eligible for the Defined Contribution Restoration Plan (DCRP), which was frozen as of February 1, 2017. As of November 30, 2020, there was a balance of $47,527 in his DCRP account.
(8)	Mr. Schwartz amounts represent the following – Company contributions include a match into the Non-Qualified Retirement Savings Plan of $37,854 and a 3% Profit Sharing (above the IRS Limit) of $22,712.
(9)	Mr. Swift is not eligible to participate in the non-qualified deferred compensation plan, and there are no similar plans in the U.K.

Potential Payments Upon Termination or Change in Control

Similar to all McCormick employees, upon termination without cause, each Named Executive Officer, except for Mr. Swift (as explained below), may be entitled to receive the following payments and benefits:

•	a lump sum payment equal to his or her accrued but unused vacation time;
•	post-employment health benefits for the remainder of the calendar month of departure and optional benefits payable under the Consolidated Omnibus Benefits Reconciliation Act for up to 18 months following termination;
•	in the event of a termination of employment due to total and permanent disability, a monthly payment equal to 50% of salary minus 50% of the Social Security payment received, paid in equal monthly installments until the executive attains age 65; and
•	in the event of death before termination or retirement, a one-time benefit is paid to his or her beneficiary in an amount equal to the executive’s base salary, subject to a limit of $500,000.

In addition, upon termination of employment, including retirement, the applicable Named Executive Officers are entitled to receive their respective balances pursuant to the nonqualified deferred compensation plan, as described above under “Non-Qualified Deferred Compensation.”

Mr. Swift is entitled to receive the following payments and benefits:

•	a lump sum payment equal to his accrued but unused vacation time;
•	in the event of disability which precludes Mr. Swift from carrying out his duties and lasts longer than 28 weeks, insurance is in place to cover 75% of his pre-disability salary (basic annual salary) less any state benefit payable (if entitled to any state benefit) for the duration of the disability, age 65, or death, whichever comes first. Once in payment, the benefit escalates each year at a rate of the lessor of 2.5% and RPI; and
•	in the event of death before termination or retirement, a one-time benefit is paid to his beneficiary in an amount equal to his base salary, subject to a limit of four times the UK Pension Plan cap of £158,768 (or $211,638).

Additionally, as described above, the Company’s executive officers, including Mr. Swift, participate in McCormick’s Severance Plan for Executives (the “Severance Plan”).

The Severance Plan provides for severance and other benefits to eligible employees under two situations: (i) if they experience an involuntary termination without “cause” or a voluntary termination for “good reason,”

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each as defined in the Severance Plan; or (ii) in the event of a termination as described above that occurs within six months before a “change in control” or within two years after a “change in control” as defined in the Severance Plan. An eligible employee who experiences such termination and executes (and does not revoke) a general release of claims against the Company will receive the following payments and benefits:

Element	Termination Without “Cause” or For “Good Reason” Under Change in Control	Termination Without “Cause” or For “Good Reason” NOT Under Change in Control
Cash Severance (Base + Bonus)	CEO = 2.5X	CEO = 1.5X
	All Others = 2.0X	All Others = 1.0X
	using full year bonus at target	using full year bonus at target
Long-Term Performance Plan	Full vesting of all open cycles, pay at target	Pro-rata vesting at actual performance level
Equity Awards	Full vesting of all equity awards	Immediate vesting for equity awards that would have vested during the severance period; exercise of options within 1 year (1.5 years for CEO)
Annual Incentive	Pay pro-rata at target	Pay pro-rata at target

Eligible employees are subject to a number of covenants, including a covenant not to compete with the Company or solicit its customers or employees for a period ranging from 12 months (or 18 months for the CEO) to 24 months following termination of employment.

The Severance Plan does not provide for any tax gross-up payments to any eligible employee to offset any excise taxes that may be imposed as a result of the severance benefits. Instead, if the payments described above would be subject to the excise tax, then the payments will be reduced to a level at which no payments would be subject to the excise tax if doing so would result in the employee being able to retain a greater benefit after giving effect to the income tax consequences (including the excise tax).

Equity Plans

On March 25, 2015, the Board of Directors of the Company adopted and approved Amendment No. 1 to McCormick’s 2013 Omnibus Incentive Plan (the “2013 Plan”), in which the Company’s executive officers are eligible to participate. Before the amendment, the 2013 Plan provided that all outstanding awards (whether or not vested) would become fully exercisable and payable immediately upon a “change in control” as defined in the plan. Amendment No. 1 grants the Compensation and Human Capital Committee the discretion to include in any award agreement (regardless of when it vests) a provision providing for different treatment of the award once it is outstanding (other than it becoming fully exercisable and payable immediately) in connection with a “change in control” as defined in the 2013 Plan, including a requirement that a change in control and termination of employment be required (known as a “double trigger”). While this benefit is available to all of our equity plan participants equally, pursuant to SEC requirements, we have included this acceleration benefit in the table below.

A “change in control” is generally defined as:

•	the consolidation or merger of McCormick with or into another entity where McCormick is not the continuing or surviving corporation, except for any consolidation or merger in which, generally, the holders of McCormick’s Common Stock and Common Stock Non-Voting immediately before the consolidation or merger own in excess of 50% of the voting stock of the surviving corporation;
•	any sale, lease, exchange or other transfer of all or substantially all of the assets of McCormick;
•	any person becoming the beneficial owner, directly or indirectly, of McCormick securities representing more than 13% (or 35% in the event that the vote limitation provision of McCormick’s Charter is deemed unenforceable) of the voting power of all the outstanding securities of McCormick having the right to vote in an election of the Board; or
•	directors elected by the Company’s stockholders at the most recent annual meeting of stockholders, and any new directors approved by at least a majority of the directors then in office, cease to constitute a majority of the members of the Board.

McCormick’s form of Non-Qualified Stock Option Award Agreement (the “NQSO Agreement”) and form of Restricted Stock Unit Award Agreement (the “RSU Agreement and together with the NQSO Agreement, the “Equity Award Agreements”), which governs awards of non-qualified stock options and RSUs granted on and after March 25, 2015, to the Company’s executive officers who participate in the Severance Plan, provides that outstanding unvested stock options and RSUs will not accelerate automatically upon a “change in control” (as defined in the Severance Plan). Instead, accelerated vesting will only occur in the event of a qualifying termination that occurs within six months before a “change in control” or within two years after a “change in control” as defined in the Severance Plan. Accordingly, non-qualified stock options and RSUs under the 2013 Plan and these Equity Award Agreements require a “double trigger” for acceleration of vesting to occur. In addition, the Equity Award Agreements subject option and RSU holders to a number of covenants similar to those provided under the Severance Plan, including a covenant not to compete with the Company or solicit its customers or employees. The Equity Award Agreements also amended stock option agreements outstanding prior to March 25, 2015 to make clear that an option holder who violates these covenants will forfeit all outstanding awards and the gain on any awards that have previously been exercised.

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Estimates of Payments Upon Termination or Change in Control

The table below sets forth estimated payment amounts each Named Executive Officer would have received, unless otherwise noted, upon death, total and permanent disability, retirement, involuntary termination without cause, or change in control, assuming a triggering event on November 30, 2020. For purposes of the estimated amounts below, we have assumed that the price per share of our common stock was $93.49, the closing market price of our Common Stock Non-Voting on November 30, 2020 (the last business day of our fiscal year).

In addition, we have not included each applicable Named Executive Officer’s award under the annual performance-based incentive compensation program, or their respective balances of their non-qualified deferred compensation accounts, as these amounts are disclosed in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table,” and the “Aggregate Balance at Last FYE” column of the “Non-Qualified Deferred Compensation” table, above.

Potential Payments Upon Termination or Change in Control (“CIC”)($)	Lawrence E. Kurzius	Michael R. Smith	Brendan M. Foley	Jeffery D. Schwartz	Malcolm Swift
Cash Severance Payment:
Involuntary Termination Without Cause(1)	6,562,500	2,040,000	2,310,000	1,400,000	1,839,675
CIC(2)	9,687,500	3,400,000	3,850,000	2,380,000	3,066,125
Long-Term Performance Plan:
FY2019-2021 Performance Period
Retirement/Death/Disability/Involuntary Termination Without Cause(3)	2,000,000	500,000	533,333	266,667	400,000
CIC(4)	3,000,000	750,000	800,000	400,000	600,000
FY2020-2022 Performance Period
Retirement/Death/Disability/Involuntary Termination Without Cause(3)	1,066,667	266,667	283,333	166,667	216,667
CIC(4)	3,200,000	800,000	850,000	500,000	650,000
Equity Awards:
Accelerated Stock Options
Death/Disability/CIC(5)	6,085,556	1,421,675	1,624,273	880,638	1,451,432
Retirement/Involuntary Termination Without Cause(6)	6,085,556	1,421,675	1,624,273	480,842	1,451,432
Accelerated RSUs
Retirement(7)	6,958,835	2,349,591	5,831,158	—	868,709
Death/Disability/CIC(7)	6,958,835	2,349,591	5,831,158	1,067,843	868,709
Involuntary Termination Without Cause(8)	6,958,835	2,349,591	5,831,158	747,764	868,709
Pension Plan Payment(9)
Retirement/Involuntary Termination/CIC	564,964	1,544,932	—	256,852	1,052,165
Disability	382,025	1,049,784	—	197,098	1,052,165
Death	264,782	761,634	—	133,026	774,600
SERP Payment(10)
Retirement/Involuntary Termination	4,735,038	1,891,029	—	—	—
CIC	4,598,663	1,815,928	—	—	—
Disability	3,554,885	1,397,313	—	—	—
Death	2,202,415	922,207	—	—	—
Disability Benefits(11)	465,185	180,185	225,185	120,185	459,919
(1)	These amounts represent the cash severance payment that would be received if involuntary termination without cause occurred on November 30, 2020.
(2)	These amounts represent the cash severance payment that would be received if a change in control termination occurred on November 30, 2020.
(3)	These amounts represent target awards for the FY2019-2021 and FY2020-2022 performance cycles, adjusted pro rata based on service through November 30, 2020. The LTPP provides that these amounts would be further adjusted (0-250%) based on McCormick’s performance.
(4)	These amounts represent target awards for the FY2019-2021 and FY2020-2022 performance cycles, paid at target, if a change in control termination occurred on November 30, 2020.
(5)	These amounts represent the potential gain on all options that would become exercisable if a triggering event occurred on November 30, 2020. The amounts are calculated by taking the closing price on November 30, 2020, less the exercise price, times the number of unexercisable in-the-money options as of November 30, 2020.
(6)	These amounts represent the potential gain on options that would become exercisable during the severance period if a triggering event occurred on November 30, 2020. The severance period is defined as 18 months for the CEO and 12 months for all others. The amounts are calculated by taking the closing price on November 30, 2020, less the exercise price, times the number of unexercisable in-the-money options that would have vested within the severance period as described above.
(7)	These amounts represent the potential earnings on all RSUs that would vest if a triggering event occurred on November 30, 2020. The amounts are calculated by taking the closing price on November 30, 2020 times the number of vested RSUs as of November 30, 2020.
(8)	These amounts represent the potential earnings on RSUs that would vest during the period from grant date to the qualifying separation date if a triggering event occurred on November 30, 2020, expressed as a proportion of each vesting period.

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(9)	Present value of benefits payable immediately if triggering event occurred on November 30, 2020. The amounts are calculated based on the 2020 FAS disclosure discount rate of 2.79%, the Generational MILES (Mercer Industry Longevity Experience Study) white collar mortality table for the Consumer Goods and Food & Drink industry for healthy mortality with mortality improvement scale based on the Social Security Administration’s expectations of future mortality improvement. For disability benefits, the RP-2014 generational sex distinct disabled mortality tables with adjustments to remove projections after 2006 (the central year of the mortality table) and the same mortality improvement scale referenced above for healthy participants was used. Because the Change in Control benefits payable from the SERP are payable as a lump sum, post-retirement mortality for those benefits was based on 417(e) unisex mortality, which was also used for the portion of the Pension Plan benefit assumed to be paid as a lump sum. See the narrative to the “Retirement Benefits” table above for a discussion of the payment formulae upon the various termination events. The mortality assumptions used for the Pension Plan are consistent with those used for financial disclosure purposes with the exception that the “no collar” version of the MILES table was used for financial disclosure purposes for the entire Pension Plan population. The “white collar” version of this table was used for the SERP in order to better reflect the expected longevity of the executive population, and therefore this table was also used to measure the Pension Plan Liabilities for the executives to provide consistent values (and expected longevity) for executives with both Pension Plan and SERP benefits. The amount shown for Mr. Swift associated with retirement is the present value of benefits as of November 30, 2020. There would be no additional benefits payable to Mr. Swift through the UK Pension Plan under either a change in control or an involuntary separation. In either case, Mr. Swift is a deferred member of the plan and his pension will be payable on retirement at age 65.
(10)	Present value of benefits payable immediately if triggering event occurred on November 30, 2020. The amounts are calculated based on the 2020 FAS disclosure discount rate of 2.66%, the Generational MILES (Mercer Industry Longevity Experience Study) white collar mortality table for the Consumer Goods and Food & Drink industry for healthy mortality with mortality improvement scale based on the Social Security Administration’s expectations of future mortality improvement. For disability benefits, the RP-2014 generational sex distinct disabled mortality tables with adjustments to remove projections after 2006 (the central year of the mortality table) and the same mortality improvement scale referenced above for healthy participants was used. Because the Change in Control benefits payable from the SERP are payable as a lump sum, post-retirement mortality for those benefits was based on 417(e) unisex mortality, which was also used for the portion of the Pension Plan benefit assumed to be paid as a lump sum. See the narrative to the “Retirement Benefits” table above for a discussion of the payment formulae upon the various termination events. The mortality assumptions used for the SERP are consistent with those used for financial disclosure purposes.
(11)	The amount shown is an estimated annual benefit paid to the Named Executive Officer in the event that he becomes totally and permanently disabled. The amounts are calculated on the amount in excess of the IRS Limit. The amounts set forth in the table above assume the executives’ current base salary and one-half of the maximum Social Security offset, as applicable.

CEO Pay Ratio Disclosure

In accordance with SEC rules, companies are required to disclose the ratio of the annual total compensation of their CEO to the median of the annual total compensation of their other employees.

The annual total compensation of our median employee (other than the CEO) for 2020 was $33,387. As disclosed in the Summary Compensation Table above, our CEO’s annual total compensation for 2020 was $19,546,334. As a result, the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 585 to 1 for fiscal 2020.

Given our geographic footprint outside of the United States, the table below also includes the ratio based on a median employee identified from our U.S. employee population only.

Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the annual compensation of our median employee is as follows:

Median Employee Globally	585:1
Median Employee in the United States	252:1

In order to identify the median employee, the following methodology was used: As of September 1, 2020, we collected data for all full- and part-time employees globally using total cash compensation as our consistently applied compensation measure. Pay was annualized for employees hired during the period and international employee pay was converted to U.S. dollars using the applicable exchange rates as of September 1, 2020.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described above. It should not be used as a basis for comparison between companies, as geographic footprint and methodology may vary.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about McCormick’s equity compensation plans as of November 30, 2020:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Plan Category	(a)		(b)	(c)
Equity Compensation Plans approved by security holders(1)	Common Stock 5,533,313 Common Stock Non-Voting 5,724	(3)	Common Stock $53.56 Common Stock Non-Voting $0.00	Common Stock 1,610,432 Common Stock Non-Voting 5,000,440
Equity Compensation Plans not required to be approved by security holders	Common Stock 0 Common Stock Non-Voting 0		Common Stock 0.00 Common Stock Non-Voting $0.00	Common Stock 0 Common Stock Non-Voting 0
TOTAL	Common Stock 5,533,313 Common Stock Non-Voting 5,724	(3)	Common Stock $53.56 Common Stock Non-Voting $0.00	Common Stock 1,610,432 Common Stock Non-Voting 5,000,440
(1)	Includes the 2004 Long-term Incentive Plan, the 2007 and 2013 Omnibus Incentive Plans and the target amount that could be earned under the stock component of the FY2018-FY2020, FY2019-FY2021 and FY2020-FY2022 LTPP cycles.
(2)	In addition to plans included in footnote (1), includes the 2009 Employee Stock Purchase Plan.
(3)	Shares are subject to outstanding RSU awards that have no exercise price and therefore are not factored into the calculation of the Weighted-average exercise price column.

REPORT OF AUDIT COMMITTEE

The responsibilities of the Audit Committee are defined in a Charter which has been approved by the Board of Directors. The Committee’s Charter is available at McCormick’s Investor Relations website at ir.mccormick.com under “Corporate Governance,” then “Audit Committee Charter.” Among other things, the Charter gives the Committee the responsibility for reviewing McCormick’s audited financial statements and the financial reporting process. In carrying out that responsibility, the Committee has reviewed and discussed McCormick’s audited financial statements with management, and it has discussed with McCormick’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Committee has received and reviewed the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with such firm its independence. The Audit Committee has reviewed the fees of the independent registered public accounting firm for non-audit services and believes that such fees are compatible with the independence of the independent registered public accounting firm. Based on these reviews and discussions, the Committee recommended to the Board of Directors that McCormick’s audited financial statements be included in McCormick’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020. The Committee also decided to appoint the accounting firm of Ernst & Young LLP to serve as the independent registered public accounting firm of McCormick for fiscal year 2021, subject to ratification by the stockholders of McCormick, because of, among other things, the quality and efficiency of the services they provide, their capabilities, technical expertise and knowledge of McCormick’s operations and industry, and their ability to remain independent.

All members of the Audit Committee are “independent” pursuant to the requirements of McCormick’s Corporate Governance Guidelines, the NYSE’s Listing Standards, and applicable SEC rules.

Submitted by:	Audit Committee
Maritza Montiel, Chair
Anne L. Bramman
Michael A. Conway

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FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The audit fees billed for professional services rendered by Ernst & Young LLP for the audit of McCormick’s annual financial statements, including certain required statutory audits, for the most recent fiscal year and the review of the financial statements included in McCormick’s Quarterly Reports on Form 10-Q for the most recent fiscal year were approximately $5.7 million. For the 2019 fiscal year, such fees were approximately $5.5 million.

Audit Related Fees

The aggregate fees billed for all audit related services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $300,000, and for the 2019 fiscal year were approximately $700,000. Audit related services principally include due diligence in connection with acquisitions, accounting consultations, employee benefit plan audits, and agreed upon procedures.

Tax Fees

The aggregate fees billed for all tax services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $200,000, and for the 2019 fiscal year were approximately $200,000. Tax services principally include tax compliance, tax advice and tax planning.

All Other Fees

The aggregate fees billed for all other professional services rendered by Ernst & Young LLP for the most recent fiscal year were approximately $200,000, which was principally for an IT security risk assessment. Ernst & Young LLP did not render other professional services in fiscal 2019.

The Audit Committee has adopted policies and procedures for the pre-approval of services related to the above fees. The Committee has pre-approved requests for services to be provided by Ernst & Young LLP that are included on a schedule of potential services in an amount not to exceed $750,000 per year. The Director of Internal Audit is delegated the authority to oversee such pre-approved services, is required to provide the Committee with regular reports on such pre-approved services for the Committee’s review, and is required to inform the Chair of the Committee of any engagement for such pre-approved services in excess of $200,000. The Committee also pre-approves annually expected known services for the upcoming year.

McCORMICK & COMPANY, INCORPORATED - Proxy Statement     51

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PROPOSAL 2	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has ratified the Audit Committee’s appointment of the accounting firm of Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm of McCormick for fiscal year 2021, subject to ratification by the stockholders of McCormick. EY was first appointed to serve as the independent registered public accounting firm of McCormick in 1982 and is considered by the Audit Committee and the management of McCormick to be well qualified. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of EY is being submitted for ratification as a matter of good corporate governance practice with a view towards soliciting stockholders’ opinions which the Audit Committee will take into consideration in future deliberations. If EY’s selection is not ratified at the Annual Meeting of Stockholders, the Audit Committee will reconsider whether to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of McCormick and its stockholders. Factors considered by the Audit Committee in deciding whether to retain the current independent registered public accounting firm include:

•	the quality and efficiency of the services provided by EY, including input from management on EY’s performance;
•	EY’s global capabilities;
•	EY’s technical expertise and knowledge of McCormick’s global operations and industry;
•	external data on audit quality and performance, including relevant PCAOB reports on EY and its peer firms; and
•	the appropriateness of EY’s fees, EY’s tenure as McCormick’s independent registered public accounting firm, including the benefits of a long relationship, and the controls and processes in place that help ensure EY’s continued independence.

The benefits of the continued relationship with EY include:

•	Enhanced audit quality – Through extensive experience with McCormick, EY has gained significant institutional knowledge of and deep expertise regarding McCormick’s global business, accounting policies and practices, and internal control over financial reporting.
•	Efficient fee structure – EY’s aggregate fees are competitive with peer companies because of EY’s familiarity with McCormick.
•	Avoid costs associated with new auditor – Onboarding a new independent accountant is costly and requires a significant time commitment that could distract from management’s focus on financial reporting and controls.

Factors to help ensure the independence of EY include:

•	Strong Audit Committee oversight – Oversight includes regular private sessions with EY, discussion with EY about the scope of its audit, a comprehensive annual evaluation when determining whether to reengage EY.
•	Lead Partner Rotation – Mandatory five-year rotation of lead engagement partner for EY with direct involvement by the Audit Committee and its Chair in the transition.
•	Limits on non-audit services – The Audit Committee pre-approves audit and permissible non-audit services provided by EY in accordance with its pre-approval policy.
•	EY’s internal independence process – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account and rotates the lead engagement partner and other partners on the engagement consistent with independence requirements.
•	Strong regulatory framework – EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee and the Board believe that retaining EY to serve as the independent registered public accounting firm for fiscal year 2021 is in the best interests of McCormick and its stockholders.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or by proxy at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP as McCormick’s independent registered public accounting firm.

The Board of Directors recommends that stockholders vote FOR ratification.

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PROPOSAL 3	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public. At the Company’s Annual Meeting of Stockholders on April 1, 2020, our stockholders were given the opportunity to endorse or not endorse, on a non-binding advisory basis, our compensation program for Named Executive Officers by voting for or against a resolution calling for the approval of such program for the 2019 fiscal year. Stockholders approved the compensation program with more than 97% of the votes cast by the holders of Common Stock.

The Company continues to design its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. See “Compensation of Executive Officers – Compensation Discussion and Analysis” above.

The Company is presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse our pay program for Named Executive Officers by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.

“RESOLVED, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the proxy statement.”

It is expected that the next say-on-pay vote will occur at the 2022 Annual Meeting of Stockholders.

Required Vote of Stockholders

The affirmative vote of a majority of the votes cast by holders of the shares of Common Stock present or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to endorse the compensation of the Company’s Named Executive Officers.

The Board of Directors recommends that stockholders vote FOR the proposal.

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PROPOSAL 4	AMENDMENTS TO CHARTER

The Board of Directors has recommended and declared advisable the adoption of amendments to the Charter of the Company to increase the number of authorized Common Stock from 320,000,000 shares to 640,000,000 shares and to increase the authorized Common Stock Non-Voting from 320,000,000 shares to 640,000,000 shares, as well as establish the par value of each share of Common Stock and Common Stock Non-Voting at $0.01 per share, as a result of the Company's two-for-one stock split effected on November 30, 2020. The proposed amendments are subject to approval by our stockholders. As of the Record Date, there were outstanding 17,999,331 shares of Common Stock and 248,943,617 shares of Common Stock Non-Voting, 8,103,844 shares of Common Stock and 5,724 shares of Common Stock Non-Voting subject to outstanding equity awards, and 293,896,825 shares of Common Stock and 71,050,659 shares of Common Stock Non-Voting reserved. The Charter amendments, substantially in the form set forth in Exhibit A, are submitted to the Company’s stockholders for approval. If the amendments are approved, they will become effective upon the acceptance for record of the Articles of Amendment to the Company’s Charter by the Maryland State Department of Assessments and Taxation.

The Board of Directors believes that the proposed increase in the number of authorized shares will provide the Company with valuable flexibility to act quickly as future business needs and opportunities arise and avoid the time consuming and costly need to hold a special meeting of stockholders in every case. The additional authorized shares will be available for issuance from time to time in connection with possible equity financings, stock dividends or stock splits, future opportunities for expanding our business through investments or acquisitions of other companies, stock option and stock purchase plans, or for other corporate purposes. The additional authorized shares of Common Stock would also be available, if necessary, to accommodate the automatic conversion of shares of Common Stock Non-Voting into shares of Common Stock in circumstances contemplated by the Company’s Charter. If our stockholders do not approve this proposal, we may be limited in our ability to advance our operational and future strategic plans, including our ability to access the capital markets, complete strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success. The Company has no plans, agreements or understandings to issue additional shares, except pursuant to existing stock option and stock purchase plans. The Board of Directors does not intend to seek further approval by the stockholders for the issuance of additional shares unless required to do so by applicable laws, regulations or NYSE listing standards.

The Company’s issuance of shares of Common Stock and Common Stock Non-Voting, including the additional shares that will be authorized if this proposal is approved by stockholders, may dilute the equity ownership position of our current stockholders. If the proposal is approved, it could have an anti-takeover effect, although this is not the intent of our Board of Directors. The holders of our common stock have no preemptive rights, and our Board of Directors has no plans to grant such rights with respect to any such shares.

Additionally, the Board of Directors believes that the proposed change of the par value of each share of Common Stock and Common Stock Non-Voting from no par value to a nominal value of $0.01 is consistent with the practice of many other publicly held corporations. The proposed change in par value would be applicable to all authorized shares of Common Stock and Common Stock Non-Voting, whether issued or unissued, of the Company. The proposed change in par value will have no effect on any existing rights of the shares. Under the laws of the State of Maryland, where the Company is incorporated, par value has no substantive legal significance other than in connection with the calculation of fees for filing certain charter documents with the State of Maryland. By establishing the par value per share of common stock at $0.01, the Company will realize a significant savings in fees in connection with the proposed increase in authorized common stock and any future increases due to the manner in which the State of Maryland computes filing fees for stock without par value. If approved, in order to give effect to the change in par value per share and aggregate par value, the Company will establish (and the Articles of Amendment will reflect) a new account within the Company’s stockholders’ equity accounts denominated as “Capital Surplus,” and retain within the Company’s Common Stock and Common Stock Non-Voting accounts within the Company’s stockholders’ equity accounts $0.01 per share for each share of Common Stock and Common Stock Non-Voting outstanding at such effective time, and transfer the remaining balances of the Company’s Common Stock and Common Stock Non-Voting accounts to the new Capital Surplus account. If the change in par value per share is established, the total McCormick shareholders’ equity as shown on the balance sheet will not change. The Board of Directors believes that establishing the par value of the common stock at $0.01 per share will have no effect on the business operations of the Company.

At any time prior to the effectiveness of the filing of the Charter amendments with the Maryland State Department of Assessments and Taxation, the Board of Directors may abandon the Charter amendments, in whole or in part, without further action by the stockholders, notwithstanding authorization of the Charter Amendment by the stockholders.

Required Vote of Stockholders

The affirmative vote of the holders of a majority of all the votes entitled to be cast is required to approve the proposal to amend the Charter. Because approval of the amendments is based on a majority of the votes outstanding, abstentions and broker non-votes will have the same effect as a vote against this proposal.

The Board of Directors recommends that stockholders vote FOR the proposal.

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OTHER MATTERS

Management knows of no other matters that may be presented for consideration at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

Voting Procedures

The affirmative vote of a majority of all votes cast by holders of Common Stock present in person virtually or by proxy at a meeting at which a quorum is present is required for the election of each director nominee (Proposal One), the ratification of the appointment of Ernst & Young LLP as McCormick’s independent registered public accounting firm (Proposal Two), and the advisory vote on executive compensation (Proposal Three). For purposes of Proposal One, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The amendments to the Charter (Proposal Four) requires the affirmative vote of the holders of a majority of all the votes entitled to be cast thereon. Abstentions and “broker non-votes” (see below), if any, are not counted in the number of votes cast for purposes of Proposals One, Two or Three and therefore will have no effect on the results of the vote for these proposals. However, abstentions and “broker non-votes” will have the effect of voting “against” Proposal Four. Proxy cards that are executed and returned without any designated voting direction will be voted pursuant to the instructions stated on the proxy card.

Under current NYSE rules, the proposal to ratify the appointment of independent auditors (Proposal Two) is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Meeting of Stockholders. In contrast, the proposal to elect directors (Proposal One), the proposal relating to “say-on-pay” (Proposal Three), and the proposal to amend the Charter (Proposal Four) are “non-discretionary” items. This means brokerage firms that have not received voting instructions from their clients on these matters may not vote these proposals. These so-called “broker non-votes” will not be considered in determining the number of votes necessary for approval of Proposals One or Three and, therefore, will have no effect on the outcome of the vote for these proposals. However, “broker non-votes” will have the effect of voting “against” Proposal Four.

To vote your shares held in the McCormick 401(k) Retirement Plan, you must vote via the internet or telephone as instructed in the proxy materials or sign and return the proxy card. If you do not provide voting instructions by the date and time indicated on the proxy card, the trustee will vote your shares in accordance with the recommendations of the Board of Directors.

Householding of Annual Disclosure Documents

Pursuant to SEC rules, McCormick intends to send a single annual report and proxy statement to any household where two or more stockholders reside unless it has received contrary instructions from the stockholders. This rule benefits both stockholders and McCormick. It eliminates unnecessary mailings delivered to your home and helps to reduce McCormick’s expenses. Each stockholder will continue to receive a separate proxy card. If your household receives a single set of disclosure documents for this year, and you would prefer to receive a duplicate copy, please contact McCormick’s delivery agent, Broadridge Financial Solutions, Inc., by calling its toll-free number, 866-540-7095, by sending an electronic mail message to sendmaterial@proxyvote.com, or by writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY, 11717. Broadridge will provide you with a duplicate copy promptly. If you share an address with another McCormick stockholder and you would prefer to receive a separate set of annual disclosure documents in the future, or both of you would prefer to receive only a single set of McCormick’s annual disclosure documents, please contact Broadridge Financial Solutions, Inc. at the above telephone number or address.

McCORMICK & COMPANY, INCORPORATED - Proxy Statement     55

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Stockholder Proposals for 2022 Annual Meeting

Pursuant to SEC rules, proposals or director nominations of stockholders to be presented at the 2022 Annual Meeting must be received by the Secretary of McCormick at the Company’s principal executive offices not less than 120 calendar days before February 17, 2022 (i.e., on or before October 20, 2021) to be considered for inclusion in the 2022 proxy statement.

Stockholders wishing to submit other proposals or director nominations at the 2022 Annual Meeting that are not to be in the proxy statement materials must deliver notice to the Secretary at the principal executive offices of McCormick no later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting (i.e., between December 31, 2021 and January 30, 2022). Stockholders are also advised to review McCormick’s By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

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EXHIBIT A

McCORMICK & COMPANY, INCORPORATED

Resolution to be submitted to stockholders to: (1) effect increase in authorized shares of Common Stock and Common Stock Non-Voting and (2) establish the par value of each share of Common Stock and Common Stock Non-Voting at $0.01 per share:

RESOLVED, That, as declared advisable and recommended by the Board of Directors, the Charter of the Corporation be, and the same shall be, amended:

By striking out the first paragraph of Article 4 of the Charter of the Corporation, as heretofore amended, and substituting in lieu thereof the following:

“4. The total amount of the authorized capital stock of the Corporation shall be as follows: Thirty Thousand (30,000) shares of five per cent. Preferred Stock of the par value of $100 each, making the aggregate par value of said five per cent. Preferred Stock Three Million Dollars ($3,000,000); Six Hundred Forty Million (640,000,000) shares of Common Stock, of the par value of $0.01 each, making the aggregate par value of the Common Stock $6,400,000; and Six Hundred Forty Million (640,000,000) shares of Common Stock Non-Voting, of the par value of $0.01 each, making the aggregate par value of the Common Stock Non-Voting $6,400,000”;

and by changing the figure “320,000,000” to the figure “640,000,000” wherever it appears elsewhere in said Article 4.

FURTHER RESOLVED, That the proper officers of the Corporation be, and they hereby are, authorized and directed to prepare, execute and file proper Articles of Amendment to the Corporation’s Charter, as heretofore amended, setting forth the amendments so approved and adopted; and such proper officers be and they hereby are authorized to prepare, execute, acknowledge and file such other documents and papers and to do such further acts and things as to them shall appear necessary or advisable in order to carry into effect the foregoing resolution, including preparing, executing and filing more than one Articles of Amendment if necessary or advisable.

McCORMICK & COMPANY, INCORPORATED - Proxy Statement     A-1

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McCormick is proud to announce our new Purpose: **To Stand Together for the Future of Flavor,** which complements our updated vision:

A World United by Flavor—where healthy, sustainable, and delicious go hand in hand.

As the global leader in flavor, we know flavor is foundational to our food and our shared future. Through our work, we focus on the needs of all our stakeholders, growing value for both our business and our world. Our purpose is not just to sell our delicious products- but to strengthen the **people, communities and planet** we serve.

We're standing together for the future of flavor because we believe that flavor's greatest potential lies ahead.

www.mccormickcorporation.com

Follow us on social media!

@McCormickCorp

@McCormickCorp

@McCormick & Company

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MCCORMICK & COMPANY, INCORPORATED
ATTN: INVESTOR SERVICES
24 SCHILLING ROAD, SUITE 1
HUNT VALLEY, MD 21031

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on March 30, 2021 for shares held directly and by 11:59 p.m. Eastern Time on March 26, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MKC2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on March 30, 2021 for shares held directly and by 11:59 p.m. Eastern Time on March 26, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to McCormick & Company, Incorporated, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D28882-P46529 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MCCORMICK & COMPANY, INCORPORATED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES.

1. ELECTION OF DIRECTORS

Nominees:	For	Against	Abstain
1a. A. L. Bramman	☐	☐	☐
1b. M. A. Conway	☐	☐	☐
1c. F. A. Hrabowski, III	☐	☐	☐
1d. L. E. Kurzius	☐	☐	☐
1e. P. Little	☐	☐	☐
1f. M. D. Mangan	☐	☐	☐
1g. M. G. Montiel	☐	☐	☐
1h. M. M. V. Preston	☐	☐	☐
1i. G. M. Rodkin	☐	☐	☐
1j. J. Tapiero	☐	☐	☐
1k. W. A. Vernon	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.	For	Against	Abstain
2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.	**For**	**Against**	**Abstain**
3. ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.	**For**	**Against**	**Abstain**
4. AMENDMENT TO THE COMPANY'S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF EACH CLASS OF COMMON STOCK AND ESTABLISH A PAR VALUE FOR EACH CLASS OF COMMON STOCK.	☐	☐	☐

NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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McCORMICK & COMPANY, INCORPORATED
ANNUAL MEETING OF STOCKHOLDERS
Wednesday, March 31, 2021

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on March 31, 2021:
The 2021 Notice of Annual Meeting and Proxy Statement, 2020 Annual Report to Stockholders and proxy card are available at www.proxyvote.com.

D28883-P46529

McCORMICK & COMPANY, INCORPORATED **proxy**

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lawrence E. Kurzius and Jeffery D. Schwartz and each of them, the proxies of the undersigned, with several powers of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on March 31, 2021, and at any and all adjournments thereof, in accordance with the following ballot and in accordance with their best judgment in connection with such other business as may properly come before the Annual Meeting. Shares of Common Stock held under The McCormick 401(k) Retirement Plan ("Plan") will be voted in accordance with procedures established under the Plan to provide for the confidentiality of information relating to the exercise of voting and similar rights by participants. Absent specific instructions, such shares will be voted in the manner set forth below, in accordance with the terms of the Plan document.

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, FOR THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF EACH CLASS OF COMMON STOCK AND ESTABLISH A PAR VALUE FOR EACH CLASS OF COMMON STOCK AND IN THE BEST DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY ADJOURNMENT.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEM 2, FOR ITEM 3 & FOR ITEM 4.

Continued and to be signed on reverse side